Exhibit 4.1




                            THE RITE AID 401(k) PLAN


                               TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----

ARTICLE I         DEFINITIONS......................................................................1

ARTICLE II        ADMINISTRATION..................................................................17
   2.1            Powers and Responsibilities of the Employer.....................................17
   2.2            Power of the Employer to Name An Independent Fiduciary..........................18
   2.3            Designation of Administrative Authority.........................................19
   2.4            Powers and Duties of the Administrator..........................................19
   2.5            Records and Reports.............................................................20
   2.6            Appointment of Advisers.........................................................20
   2.7            Payment of Expenses.............................................................20
   2.8            Claims Procedure................................................................21
   2.9            Claims Review Procedure.........................................................21
   2.10           Erroneous Payments..............................................................21
   2.11           Correction of Administrative Errors.............................................22
   2.12           Safe-Harbor Notice to Eligible Employees........................................22

ARTICLE III       ELIGIBILITY.....................................................................22
   3.1            Conditions of Eligibility.......................................................22
   3.2            Effective Date of Participation.................................................23
   3.3            Determination of Eligibility....................................................23
   3.4            Termination of Eligibility......................................................23
   3.5            Omission of Eligible Employee...................................................23
   3.6            Inclusion of Ineligible Employee................................................23
   3.7            Election Not to Participate.....................................................24

ARTICLE IV        CONTRIBUTION AND ALLOCATION.....................................................24
   4.1            Formula for Determining Employer Contribution...................................24
   4.2            Participant's Salary Reduction Election.........................................25
   4.3            Time of Payment of Employer Contribution........................................28
   4.4            Allocation of Contribution and Earnings.........................................28
   4.5            Actual Deferral Percentage Tests................................................31
   4.6            Adjustment to Actual Deferral Percentage Tests..................................33
   4.7            Actual Contribution Percentage Tests............................................34
   4.8            Adjustment to Actual Contribution Percentage Tests..............................36
   4.9            Maximum Annual Additions........................................................38
   4.10           Adjustment for Excessive Annual Additions.......................................40
   4.11           Transfers from Qualified Plans..................................................40
   4.12           Voluntary Contributions.........................................................42
   4.13           Paysop Contributions............................................................42
   4.14           Directed Investment Account.....................................................42
   4.15           Supplemental Employer Contribution..............................................46
   4.16           Life Insurance..................................................................48
   4.17           Safe-Harbor Plan Testing Exception..............................................48

ARTICLE V         VALUATIONS......................................................................49
   5.1            Valuation of the Trust Fund.....................................................49
   5.2            Method of Valuation.............................................................49

ARTICLE VI        DETERMINATION AND DISTRIBUTION OF BENEFITS......................................49
   6.1            Determination of Benefits upon Retirement.......................................49
   6.2            Determination of Benefits upon Death............................................50
   6.3            Determination of Benefits in Event of Disability................................51
   6.4            Determination of Benefits upon Termination......................................51
   6.5            Distribution of Benefits........................................................53
   6.6            Distribution of Benefits upon Death.............................................58
   6.7            Time of Segregation or Distribution.............................................61
   6.8            Distribution fr Minor Beneficiary...............................................61
   6.9            Location of Participant or Beneficiary Unknown..................................61
   6.10           Pre-Retirement Distribution.....................................................62
   6.11           Advance Distribution fr Hardship................................................62
   6.12           Qualified Domestic Relations Order Distribution.................................63
   6.13           Profit Sharing Exception........................................................64

ARTICLE VII TRUSTEE...............................................................................64
   7.1            Basic Responsibilities of the Trustee...........................................64
   7.2            Investment Powers and Duties of the Trustee.....................................65
   7.3            Other Powers of the Trustee.....................................................65
   7.4            Loans to Participants...........................................................68
   7.5            Duties of the Trustee Regarding Payments........................................69
   7.6            Trustee's Compensation and Expenses and Taxes...................................69
   7.7            Annual Report of the Trustee....................................................69
   7.8            Audit...........................................................................70
   7.9            Resignation, Removal and Succession of Trustee..................................70
   7.10           Transfer of Interest............................................................71
   7.11           Direct Rollover.................................................................71
   7.12           Employer Securities and Real Property...........................................73

ARTICLE VIII AMENDMENT, TERMINATION AND MERGERS...................................................73
   8.1            Amendment.......................................................................73
   8.2            Termination.....................................................................74
   8.3            Merger o Consolidation..........................................................74

ARTICLE IX        TOP HEAVY.......................................................................74
   9.1            Top Heavy Plan Requirements.....................................................74
   9.2            Determination of Top Heavy Status...............................................74
   9.3            Top-Heavy Determination for Plan Years Beginning January 1, 2002................77

ARTICLE X         MISCELLANEOUS...................................................................78
   10.1           Participant's Rights............................................................78
   10.2           Military Service................................................................78
   10.3           Alienation......................................................................78
   10.4           Construction of Plan............................................................79
   10.5           Gender and Number...............................................................80
   10.6           Legal Action....................................................................80
   10.7           Prohibition Against Diversion of Funds..........................................80
   10.8           Bonding.........................................................................80
   10.9           Employer's and Trustee's Protective Clause......................................81
   10.10          Insurer's Protective Clause.....................................................81
   10.11          Receipt and Release for Payments................................................81
   10.12          Action by the Employer..........................................................81
   10.13          Named Fiduciaries and Allocation of Responsibility..............................81
   10.14          Headings........................................................................82
   10.15          Approval by Internal Revenue Service............................................82
   10.16          Uniformity......................................................................83
   10.17          Use of Electronic Media.........................................................83

   APPENDIX A     ...............................................................................A-1

   APPENDIX B     ...............................................................................B-1

                           THE RITE AID 401(k) PLAN

            THIS AGREEMENT, hereby made and entered into as of the date set forth below, by and between Rite Aid Corporation (herein referred to as the "Employer") and the Plan trustees named below (herein referred to as the "Trustee").

                             W I T N E S S E T H:

            WHEREAS, the Employer heretofore established a Profit Sharing Plan and Trust effective April 1, 1985 (hereinafter called the "Effective Date") known subsequently as the Rite Aid Employee Investment Opportunity Plan and hereafter as The Rite Aid 401(k) Plan (herein referred to as the "Plan") in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees; and

            WHEREAS, the Plan was restated effective April 1, 1991 and subsequently amended; and

            WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan, provided the Trustee joins in such amendment if the provisions of the Plan affecting the Trustee are amended; and

            WHEREAS, the Employer wishes to amend the Plan (i) to incorporate various retroactive legal changes to comply with the requirements of the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Internal Revenue Service Restructuring and Reform Act of 1998 as well as the Community Renewal Tax Relief Act of 2000, (ii) effective as of January 1, 2002, to operate as a safe-harbor plan under Internal Revenue Code Sections 401(k)(12) and 401(m)(11), (iii) to incorporate certain changes permitted and required under the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"), which are intended as good faith compliance with EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder, generally effective January 1, 2002, and (iv) to incorporates certain clarifying and corrective changes, within the remedial amendment period for such changes.

            NOW, THEREFORE, the Employer and the Trustee hereby amend and restate the Plan, effective as of January 1, 2001, except as otherwise provided, including remedial effective dates consistent with changes required by law, to provide as follows:

                                  ARTICLE I
                                  DEFINITIONS

            1.1 "Account" means the account established by the Administrator for each Participant with respect to his total interest in the Plan resulting from:

            -- the Participant's Salary Reduction Contributions made pursuant to Section 4.2(a);

            -- the Employer's Non-Elective Contribution made pursuant to
Section 4.1(b) (Employer matching contributions);

            -- the Employer's Non-Elective Contribution made pursuant to
Section 4.1(c) (Employer discretionary contributions);

            -- the Participant's Rollover Contributions made pursuant to
Section 4.11;

            -- the Employer's Qualified Matching Contributions made pursuant to Section 4.8(g), if any;

            -- the Employer's Qualified Non-Elective Contribution made pursuant to Section 4.1(d) (Employer qualified discretionary contributions);

            -- the Employer's Qualified Non-Elective Contributions made pursuant to Section 4.8(h), if any;

            -- the Participant's Voluntary Contributions made to the Plan prior to April 2, 1996 pursuant to Section 4.12;

            -- the Employer's PAYSOP Contributions made pursuant to Section 4.13, if any; and

            Such contributions are described in detail in Article IV of this Plan.

            A Participant's Account may be subject to charges as described in the Contract or Contracts between the Trustee, if applicable, or the Employer and the Funding Agent, and any expenses involved in administering the Plan. Any charges which would otherwise be made against a Participant's Account in accordance with the Contracts and/or the Plan may instead be paid by the Employer.

            A separate accounting shall be maintained with respect to that portion of the Participant's Account attributable to any Participant's Salary Reduction Contributions made pursuant to Section 4.1(a), Employer Non-Elective Contributions made pursuant to Section 4.1(b) (Employer matching contributions), Employer Non-Elective Contributions made pursuant to Section 4.1(c) (Employer discretionary contributions), Participant's Rollover Contributions, Employer Qualified Non-Elective Contributions, Employer Qualified Matching Contributions, Participant's Voluntary Contributions made prior to April 2, 1996, and Employer PAYSOP Contributions (made pursuant to the PAYSOP provision for Plan Years prior to January 1, 1987).

            1.2 "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

            1.3 "Administrator" means the Employer unless another person or entity has been designated by the Employer pursuant to Section 2.3 to administer the Plan on behalf of the Employer.

            1.4 "Affiliated Employer" means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section
414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

            1.5 "Aggregate Account" means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of Section 9.2.

            1.6 "Anniversary Date" means December 31st.

            1.7 "Annuity Starting Date" means, with respect to any Participant, the first day of the first period for which an amount is paid as an annuity or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

            1.8 "Beneficiary" means the person to whom the share of a deceased Participant's total account is payable, subject to the restrictions of Sections 6.2 and 6.6.

            1.9 "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

            1.10 "Compensation" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code
Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

            For purposes of this Section, the determination of Compensation shall be made by:

                 (a) including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includable in the gross income of the Participant under Code Sections 125, 132(f), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions;

                 (b) excluding any non-taxable fringe benefits; and

                 (c) excluding any wage income recognized on the exercise of stock options or the lapse of restrictions on any property.

            For a Participant's initial year of participation, Compensation shall be recognized as of such Employee's effective date of participation pursuant to Section 3.2.

            Effective for Plan Years beginning before January 1, 2002, Compensation in excess of $150,000 shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12). Effective for Plan Years beginning on and after January 1, 2002, Compensation shall be limited annually to $200,000 (adjusted in future years as provided under Code section 401(a)(17)).

            Notwithstanding the foregoing, solely for purposes of determining eligibility for and the amount of Employer matching contributions under
Section 4.1(b), Compensation shall not include any lump-sum bonus, profit sharing, or other such amount paid by the Employer to a Highly Compensated Participant pursuant to the Employer's arrangement for key employees. In all other respects under the Plan, including for purposes of Sections 1.12, 4.2(b), 4.2(c) and 4.5 such an amount shall be considered Compensation.

            1.11 "Contract" or "Policy" means any life insurance policy, retirement income or annuity policy, or annuity contract (group or individual) issued pursuant to the terms of the Plan.

            1.12 "Deferred Compensation" with respect to any Participant means the amount of the Participant's total Compensation which has been contributed to the Plan in accordance with the Participant's deferral election pursuant to
Section 4.2 excluding any such amounts distributed as excess "annual additions" pursuant to Section 4.10(a).

            1.13 "Designated Investment Alternative" means a specific investment identified by name by a Fiduciary as an available investment under the Plan which may be acquired or disposed of by the Trustee pursuant to the investment direction by a Participant.

            1.14 "Directed Investment Option" means one or more of the following:

                 (a) a Designated Investment Alternative.

                 (b) any other investment permitted by the Plan and the Participant Direction Procedures and acquired or disposed of by the Trustee pursuant to the investment direction of a Participant.

            1.15 "Early Retirement Date" means the first day of the month (prior to the Normal Retirement Date) coinciding with or following the date on which a Participant or Former Participant attains age 55, and has completed at least 6 whole years of his Period of Service with the Employer (Early Retirement Age). A Participant shall become fully Vested upon satisfying this requirement if still employed at his Early Retirement Age.

            A Former Participant who terminates employment after satisfying the service requirement for Early Retirement and who thereafter reaches the age requirement contained herein shall be entitled to receive his benefits under this Plan.

            1.16 "Elective Contribution" means the Employer contributions of Deferred Compensation excluding any such amounts distributed as excess "annual additions" pursuant to Section 4.10(a). In addition, any Employer Qualified Non-Elective Contribution made pursuant to Section 4.6(c) which is used to satisfy the "Actual Deferral Percentage" test and any discretionary Employer Qualified Non-Elective Contribution made pursuant to
Section 4.1(d) shall be considered Elective Contributions for purposes of the Plan. Any contributions deemed to be Elective Contributions (whether or not used to satisfy the "Actual Deferral Percentage" test) shall be subject to the requirements of Sections 4.2(b) and 4.2(c) and shall further be required to satisfy the nondiscrimination requirements of Regulation 1.401(k)-l(b)(5), the provisions of which are specifically incorporated herein by reference.

            1.17 "Eligible Employee" means any Employee. Employees of Affiliated Employers shall not be eligible to participate in this Plan unless such Affiliated Employers have specifically adopted this Plan in writing.

            Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties, shall not be eligible to participate in this Plan unless such agreement expressly provides for such coverage in the Plan.

            Effective June 1, 1997, Employees who are Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall not be eligible to participate in this Plan.

            Effective June 1, 1997, Employees who are nonresident aliens (within the meaning of Code Section 7701(b)(1)(B) and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)) shall not be eligible to participate in this Plan.

            Notwithstanding anything herein to the contrary, the term "Eligible Employee" shall not include any person who is not recorded as an employee on the employment and payroll records of the Employer or Affiliated Employer, including any such person who is subsequently reclassified by a court of law or regulatory body as a common law employee of such Employer or Affiliated Employer. Consistent with the foregoing, and for purposes of clarification only, the term Eligible Employee does not include any individual who performs services for the Employer or Affiliated Employer as an independent contractor, under an employee leasing arrangement, or under any other non-employee or non-payroll classification.

            1.18 "Employee" means any person who is employed by the Employer or Affiliated Employer. Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

            1.19 "Employer" means Rite Aid Corporation and any successor which shall maintain this Plan. The Employer is a corporation, with principal offices in the Commonwealth of Pennsylvania.

            1.20 "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of the aggregate amount of the Employer Non-Elective Contributions made pursuant to Section 4.1(b) (Employer matching contributions) and any qualified non-elective contributions, qualified matching contributions or elective deferrals taken into account pursuant to Section 4.7(c) on behalf of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Section 4.7(a).

            1.21 "Excess Contributions" means, with respect to a Plan Year, the excess of Elective Contributions used to satisfy the "Actual Deferral Percentage" tests made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under
Section 4.5(a).

            1.22 "Excess Deferred Compensation" means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant's Deferred Compensation and the elective deferrals pursuant to
Section 4.2(e) actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g), as modified by Code Section 414(v). Excess Deferred Compensation shall be treated as an "annual addition" pursuant to Section 4.9(b) when contributed to the Plan unless distributed to the affected Participant not later than the first April 15th following the close of the Participant's taxable year. Additionally, for purposes of Sections 9.2 and 4.4(g), Excess Deferred Compensation shall continue to be treated as Employer contributions even if distributed pursuant to Section 4.2(e). However, Excess Deferred Compensation of Non-Highly Compensated Participants is not taken into account for purposes of Section 4.5(a) to the extent such Excess Deferred Compensation occurs pursuant to Section 4.2(d).

            1.23 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or
(c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Administrator.

            1.24 "Fiscal Year" means the fiscal period or fiscal year used by the Employer for Federal income tax purposes.

            1.25 "Forfeiture" means that portion of a Participant's Account that is not Vested, and occurs on the earlier of:

                 (a) the distribution of the entire Vested portion of a Terminated Participant's Account, or

                 (b) the last day of the Plan Year in which the Participant incurs five (5) consecutive 1-Year Breaks in Service.

            Furthermore, for purposes of paragraph (a) above, in the case of a Terminated Participant whose Vested benefit is zero, such Terminated Participant shall be deemed to have received a distribution of his Vested benefit upon his termination of employment. Restoration of such amounts shall occur pursuant to Section 6.4(f)(2). In addition, the term Forfeiture shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

            1.26 "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

            1.27 "415 Compensation" with respect to any Participant means such Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan (as described in Regulation 1.62-2(c)) for a Plan Year. In addition, "415 Compensation" shall include any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includable in the gross income of the Participant by reason of Code
Section 125, 132(f) or 457.

            "415 Compensation" shall exclude (a)(1) contributions made by the Employer to a plan of deferred compensation (for Plan Years beginning after December 31, 1997, not including elective deferrals described in the prior paragraph) to the extent that the contributions are not includable in the gross income of the participant for the taxable year in which contributed, (2) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee's gross income,
(3) any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
(c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which receive special tax benefits or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).

            1.28 "414(s) Compensation" has the meaning given the term by Code Section 414(s) and the Regulations issued thereunder.

            "414(s) Compensation" in excess of $150,000 shall be disregarded. Such amount shall be adjusted for increases in the cost of living pursuant to, and any changes in, Code Section 401(a)(17), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the "414(s) Compensation" limit shall be an amount equal to the "414(s) Compensation" limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

            1.29 "Funding Agent" means any legal reserve life insurance company or trustee selected by the Employer to receive the Plan contributions and to pay the benefits under and in accordance with the terms of the Plan.

            1.30 "Highly Compensated Employee" means an Employee described in Code Section 414(q) and the Regulations thereunder. Effective for Plan Years beginning after December 31, 1996, "Highly Compensated Employee" generally means an Employee who performed services for the Employer during the "determination year" and is in one or more of the following groups:

                 (a) Employees who at any time during the "determination year" or "look-back year" were "five percent owners" as defined in Section 1.36(c).

                 (b) Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $80,000 and (if elected by the Employer, as evidenced by an amendment to the Plan) was in the Top Paid Group for the "look-back year."

            The "look-back year" shall be the calendar year ending with or within the Plan Year for which testing is being performed, and the "determination year" (if applicable) shall be the period of time, if any, which extends beyond the "look-back year" and ends on the last day of the Plan Year for which testing is being performed (the "lag period"). If the "lag period" is less than twelve months long, the dollar threshold amount specified in (b) above shall be prorated based upon the number of months in the "lag period."

            The dollar threshold amount specified in (b) above shall be adjusted at such time and in such manner as is provided in Regulations. In the case of such an adjustment, the dollar limits which shall be applied are those for the calendar year in which the "look-back year" begins.

            In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year."

            1.31 "Highly Compensated Former Employee" means a former Employee who had a separation year prior to the "determination year" and was a Highly Compensated Employee in the year of separation from service or in any "determination year" after attaining age 55. Highly Compensated Former Employees shall be treated as Highly Compensated Employees. The method set forth in this Section for determining who is a "Highly Compensated Former Employee" shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

            1.32 "Highly Compensated Participant" means any Highly Compensated Employee who is eligible to participate in the Plan.

            1.33 "Hour of Service" means, with respect to hourly Employees:

                 (a) each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer or an Affiliated Employer for the performance of duties. (These hours will be credited to him for the period or periods in which the duties are performed.); and

                 (b) each hour for which an Employee is on an Approved Absence and for which he is directly or indirectly paid by the Employer or an Affiliated Employer. (However, no more than 501 hours will be credited for each single continuous period of an absence. These hours will be credited to him for the period or periods during which he is so absent.); and

                 (c) each hour for which back pay as an Employee, irrespective of mitigation or damages, has been either awarded or agreed to by the Employer or an Affiliated Employer. (These hours will be credited to him for the period or periods in which the award, agreement or payment was made.)

            A given hour will be credited to an Employee only under one of the above items. Hours of Service will be computed in accordance with the Department of Labor Regulations Sections 2530.200b-2(b) and (c).

            Notwithstanding anything herein to the contrary, with respect to salaried Employees, in lieu of determining Hours of Service on the basis of the actual hours for which an Employee is paid or entitled to payment described above in this Section, the Plan Administrator shall, in accordance with a uniform nondiscriminatory policy, credit Hours of Service using the following method: 190 Hours of Service shall be credited for each month in which a salaried Employee is paid or entitled to payment for at least one Hour of Service by the Employer or an Affiliated Employer.

            Hours of Service shall also be credited for a leave of absence that qualifies as leave under the Family and Medical Leave Act to the extent required under such Act.

            Notwithstanding any provision of this Plan to the contrary, Hours of Service shall be credited with respect to qualified military service as required in accordance with Section 414(u) of the Code.

            1.34 "Income" means the income or losses allocable to "excess amounts" which shall equal the allocable gain or loss for the "applicable computation period". The income allocable to "excess amounts" for the "applicable computation period" is determined by multiplying the income for the "applicable computation period" by a fraction. The numerator of the fraction is the "excess amount" for the "applicable computation period." The denominator of the fraction is the total "account balance" attributable to "Employer contributions" as of the end of the "applicable computation period", reduced by the gain allocable to such total amount for the "applicable computation period" and increased by the loss allocable to such total amount for the "applicable computation period." The provisions of this Section shall be applied:

                 (a) For purposes of Section 4.2(e), by substituting:

                     (1) "Excess Deferred Compensation" for "excess amounts";

                     (2) "taxable year of the Participant" for "applicable computation period";

                     (3) "Deferred Compensation" for "Employer contributions";
and

(4) "Participant's Account" for "account balance."

                 (b) For purposes of Section 4.6(a), by substituting:

                     (1) "Excess Contributions" for "excess amounts";

                     (2) "Plan Year" for "applicable computation period";

                     (3) "Elective Contributions" for "Employer contributions"; and

                     (4) "Participant's Account" for "account balance."

                 (c) For purposes of Section 4.8(a), by substituting:

                     (1) "Excess Aggregate Contributions" for "excess amounts";

                     (2) "Plan Year" for "applicable computation period";

                     (3) "Employer Non-Elective Contributions made pursuant to
Section 4.1(b) (Employer matching contributions) and any qualified non-elective contributions, qualified matching contributions or elective deferrals taken into account pursuant to Section 4.7(c)" for "Employer contributions"; and

                     (4) "Participant's Account" for "account balance."

            Income allocable to any distribution of Excess Deferred Compensation on or before the last day of the taxable year of the Participant shall be calculated from the first day of the taxable year of the Participant to the date on which the distribution is made pursuant to either the "fractional method" or the "safe harbor method." Under such "safe harbor method," allocable Income for such period shall be deemed to equal ten percent (10%) of the Income allocable to such Excess Deferred Compensation multiplied by the number of calendar months in such period. For purposes of determining the number of calendar months in such period, a distribution occurring on or before the fifteenth day of the month shall be treated as having been made on the last day of the preceding month and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the next subsequent month.

            1.35 "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

            1.36 "Key Employee" means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, effective for Plan Years beginning before January 1, 2002, any Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year that contains the "Determination Date" or any of the preceding four (4) Plan Years, has been included in one of the following categories:

                 (a) an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual "415 Compensation" greater than 50 percent of the amount in effect under Code
Section 415(b)(1)(A) for any such Plan Year.

                 (b) one of the ten employees having annual "415 Compensation" from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section
318) both more than one-half percent interest and the largest interests in the Employer.

                 (c) a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

                 (d) a "one percent owner" of the Employer having an annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

            1.37 "Late Retirement Date" means the first day of the month coinciding with or next following a Participant's actual Retirement Date after having reached his Normal Retirement Date.

            1.38 "Leased Employee" means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control of the recipient. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A Leased Employee shall not be considered an Employee of the recipient:

                 (a) if such employee is covered by a money purchase pension plan providing:

                     (1) a non-integrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3), but including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includable in the gross income of the Participant under Code Sections 125, 402 (e) (3) , 402 (h) (1) (B) , 403(b) or 457(b), and
Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

                     (2) immediate participation; and

                     (3) full and immediate vesting; and

                 (b) if Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

            1.39 "Net Profit" means with respect to any Fiscal Year the Employer's net income or profit for such Fiscal Year determined upon the basis of the Employer's books of account in accordance with generally accepted accounting principles, without any reduction for taxes based upon income, or for contributions made by the Employer to this Plan.

            1.40 "Non-Elective Contribution" means the Employer contributions to the Plan excluding, however, contributions made pursuant to the Participant's deferral election provided for in Section 4.2 and any Qualified Non-Elective Contribution and/or any Qualified Matching Contribution used in the "Actual Deferral Percentage" tests.

            1.41 "Non-Highly Compensated Participant" means any Participant who is not a Highly Compensated Employee.

            1.42 "Non-Key Employee" means any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.

            1.43 "Normal Retirement Age" means the Participant's 65th birthday. A Participant shall become fully Vested in his Participant's Account upon attaining his Normal Retirement Age.

            1.44 "Normal Retirement Date" means the first day of the month coinciding with or next following the Participant's Normal Retirement Age.

            1.45 "1-Year Break in Service" means

                 (a) For eligibility purposes, a twelve consecutive month period beginning on the date an Employee first completes an Hour of Service or anniversary thereof in which the Employee does not complete more than 500 Hours of Service.

                 Solely for purposes of determining whether a 1-Year Break in Service has occurred in a computation period, an Employee who is granted an Approved Absence for maturity or paternity reasons will receive credit for the Hours of Service which would otherwise have been credited to such Employee. However, no more than 501 Hours of Service will be credited under this paragraph for a single computation period. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (

                 (1) by reason of the Employee's pregnancy,

                 (2) by reason of the birth of a child of the Employee,

                 (3) by reason of the placement of a child with the Employee, or

                 (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

                 The Hours of Service credited under this paragraph will be credited in the computation period in which the absence begins if the crediting is necessary to prevent a 1-Year Break in Service in that period, or in all other cases, in the following computation period.

                 (b) For all other purposes, a Period of Severance of at least 12 consecutive months.

            1.46 "Participant" means any Eligible Employee who participates in the Plan and has not for any reason become ineligible to participate further in the Plan.

            1.47 "Participant Direction Procedures" means such instructions, guidelines or policies, the terms of which are incorporated herein, as shall be established pursuant to Section 4.14 and observed by the Administrator and applied and provided to Participants who have Participant Directed Accounts.

            1.48 "Participant's Directed Account" means that portion of a Participant's interest in the Plan with respect to which the Participant has directed the investment in accordance with the Participant Direction Procedure.

            1.49 "Period of Service" means the aggregate of all periods commencing with the Employee's first day of employment or reemployment with the Employer or Affiliated Employer and ending on the date a 1-Year Break in Service begins. The first day of employment or reemployment is the first day the Employee performs an Hour of Service. An Employee will also receive partial credit for any Period of Severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days.

            In addition, for purposes of determining the Vested portion of a Participant's Account pursuant to Section 6.4(c), the Period of Service with respect to any Eligible Employee who becomes an employee of the Employer as a result of a transaction whereby the Employer acquired either operating assets from such Eligible Employee's former employer or an ownership interest in such Eligible Employee's former employer, shall be determined by treating such Eligible Employee's employment with his or her former employer in accordance with Appendix A (or another designated Appendix) hereto.

            1.50 "Period of Severance" means a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from service.

            In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a 1-Year Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual,
(c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

            1.51 "Plan" means this instrument, including all amendments thereto.

            1.52 "Plan Year" means the Plan's accounting year of twelve (12) months commencing on January 1st of each year and ending the following December 31st.

            1.53 "Pre-Retirement Survivor Annuity" means a death benefit which is an immediate annuity for the life of the Participant's spouse the payments under which must be equal to the amount of benefit which can be purchased with the Vested Account of a Participant (reduced by any security interest of the Plan in an outstanding Plan loan).

            1.54 "Qualified Matching Contribution" means any Employer contribution made pursuant to Section 4.6(b) and Section 4.8(g). Such contributions shall be considered an Elective Contribution for the purpose of the Plan and used to satisfy the Actual Deferral Percentage tests or the Actual Contribution Percentage tests.

            Such contributions are non-forfeitable when made, and may not be distributed to the Participant earlier than separation from service, death, disability, or the attainment of age 59 1/2. As of January 1, 2002, such contributions may be distributed upon severance from employment and any reference herein to "separation from service" shall be construed to mean severance from employment with the Employer.

            1.55 "Qualified Non-Elective Contribution" means any Employer contributions made pursuant to Section 4.6(c), 4.6(d) and Section 4.8(h). Such contributions shall be considered Elective Contributions for the purposes of the Plan and used to satisfy the "Actual Deferral Percentage" tests or the "Actual Contribution Percentage'' tests as the Administrator deems necessary or advisable.

            Such contributions are non-forfeitable when made, and may not be distributed to the Participant earlier than separation from service, death, disability, or the attainment of age 59 1/2. As of January 1, 2002, such contributions may be distributed upon severance from employment and any reference herein to "separation from service" shall be construed to mean severance from employment with the Employer.

            1.56 "Regulations" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

            1.57 "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

            1.58 "Retirement Date" means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Normal Retirement Date, Early or Late Retirement Date (see Section 6.1).

            1.59 "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement. Effective prior to January 1, 2002, for purposes of eligibility to receive a benefit under Section 6.4, a Participant shall be considered terminated only upon his separation from service. As of January 1, 2002, a Participant shall be considered terminated upon his "severance from employment" with the Employer, in accordance with Code Section 401(k)(2)(B)(i)(I).

            1.60 "Top Heavy Plan" means a plan described in Section 9.2(a).

            1.61 "Top Heavy Plan Year" means a Plan Year during which the Plan is a Top Heavy Plan, provided the Plan is not exempt from the requirements of Code Section 416 as a safe-harbor plan under Code Sections 401(k)(12) and 401(m)(11).

            1.62 "Top Paid Group" means the top 20 percent of Employees who performed services for the Employer during the applicable year, ranked according to the amount of "415 Compensation" (determined for this purpose in accordance with Section 1.30) received from the Employer during such year. All Affiliated Employers shall be taken into account as a single employer, and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, for the purpose of determining the number of active Employees in any year, the following additional Employees shall also be excluded; however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top Paid Group:

                (a) Employees with less than six (6) months of service;

                (b) Employees who normally work less than 17 1/2 hours per week;

                (c) Employees who normally work less than six (6) months during a year; and

                (d) Employees who have not yet attained age 21.

            In addition, if 90 percent or more of the Employees of the Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.

            The foregoing exclusions set forth in this Section shall be applied on a uniform and consistent basis for all purposes for which the Code
Section 414(q) definition is applicable.

            1.63 "Total and Permanent Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing his usual and customary employment with the Employer. The disability of a Participant shall be determined by a licensed physician chosen by the Administrator. The determination shall be applied uniformly to all Participants.

            1.64 "Trustee" means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

            1.65 "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

            1.66 "Valuation Date" means the Anniversary Date and such other date or dates deemed necessary by the Administrator. The Valuation Date includes any day during the Plan Year that the Trustee, any transfer agent appointed by the Trustee or the Employer and any stock exchange used by such agent are open for business.

            1.67 "Vested" means the nonforfeitable portion of any account maintained on behalf of a Participant in accordance with Section 6.4.

            1.68 "Year of Service" means, for purposes of determining whether an Employee is eligible to participate in the Plan pursuant to Section 3.1, a 12-consecutive-month eligibility computation period during which he completes at least 1,000 Hours of Service. The initial eligibility computation period will begin with the date on which the Employee first performs an Hour of Service. The eligibility computation period beginning after a 1-Year Break in Service will be measured from the date on which an Employee again performs an Hour of Service. After the initial eligibility computation period, the eligibility computation period will shift to the current Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service.

            Years of Service with any corporation, trade or business which is a member of a controlled group of corporations or under common control (as defined by Section 1563(a) and Section 414(c) of the Code, or is a member of an affiliated service group (as defined by Section 414(m) of the Code) will be recognized.

            In addition, for purposes of determining whether an Employee is eligible to participate in the Plan pursuant to Section 3.1, a Year of Service with respect to any Eligible Employee who becomes an employee of the Employer as a result of a transaction whereby the Employer acquired either operating assets from such Eligible Employee's former employer or an ownership interest in such Eligible Employee's former employer, shall be determined by treating such Eligible Employee's employment with his or her former employer in accordance with Appendix A (or another designated Appendix) hereto.

                                  ARTICLE II
                                ADMINISTRATION

            2.1  POWERS AND RESPONSIBILITIES OF THE EMPLOYER

                 (a) In addition to the general powers and responsibilities otherwise provided for in this Plan, the Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act. The Employer may appoint counsel, specialists, advisers, agents (including any nonfiduciary agent) and other persons as the Employer deems necessary or desirable in connection with the exercise of its fiduciary duties under this Plan. The Employer may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the Employer), to the extent not paid by the Employer.

                 (b) The Employer may, by written agreement or designation, appoint at its option an Investment Manager (qualified under the Investment Company Act of 1940 as amended), investment adviser, or other agent to provide direction to the Trustee with respect to any or all of the Plan assets. Such appointment shall be given by the Employer in writing in a form acceptable to the Trustee and shall specifically identify the Plan assets with respect to which the Investment Manager or other agent shall have authority to direct the investment.

                 (c) The Employer shall establish a "funding policy and method," i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to investment of the Trust Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

                 (d) The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

            2.2  POWER OF THE EMPLOYER TO NAME AN INDEPENDENT FIDUCIARY

                 (a) Effective February 1, 2001, notwithstanding anything in the Plan to the contrary, in addition to the powers and responsibilities set forth in Section 2.1 or otherwise in the Plan, the Employer shall be empowered to appoint and remove, without the consent of any other party, one or more individuals or entities to serve as independent named fiduciaries, within the meaning of Section 402(a) of ERISA (each referred to as an "Independent Named Fiduciary"), as it deems necessary or advisable, in its sole discretion, and to delegate to such Independent named Fiduciary full authority to control and manage the operation and administration of the Plan with respect to certain fiduciary matters, which prior to the appointment of the Independent Named Fiduciary were under the authority and control of another named Fiduciary. The Employer may appoint an Independent Named Fiduciary at any time and for any reason, including, without limitation, with respect to matters where a Fiduciary may have an actual or potential conflict of interest. The appointment of an Independent Named Fiduciary shall be evidenced in writing (which may include a written agreement between the Employer, on behalf of the Plan, and the Independent Named Fiduciary), which writing shall, among other things, specifically identify the matter or matters with respect to which the Independent Named Fiduciary shall have complete discretionary authority and control on behalf of the Plan. The authority of the Independent Named Fiduciary to act on behalf of the Plan and the specific powers and responsibilities of the Independent Named Fiduciary, as set forth in such writing, shall be incorporated by reference in (and made part of) the Plan, as the stated authority, powers and duties of the Independent Named Fiduciary, without any further action by the Employer or any other party, and the Plan shall be deemed amended to the extent necessary to eliminate the authority, powers and/or duties previously delegated to any other Fiduciary to the extent they overlap with any of the authority, powers and/or duties delegated by the Employer to the Independent Named Fiduciary.

                 (b) An Independent Named Fiduciary shall be a Fiduciary under
Section 1.23 of the Plan and a "named Fiduciary" under Section 10.13 of the Plan, and those Sections shall be deemed amended as appropriate to reflect the foregoing.

            2.3  DESIGNATION OF ADMINISTRATIVE AUTHORITY

            The Employer shall be the Administrator. The Employer may appoint any person, or persons, including, but not limited to, the Employees of the Employer, to perform the duties of the Administrator. Any person so appointed shall signify his acceptance by filing written acceptance with the Employer. Upon the resignation or removal of any individual performing the duties of the Administrator, the Employer may designate a successor.

            2.4  POWERS AND DUTIES OF THE ADMINISTRATOR

            The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

                  The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

                 (a) the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

                 (b) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

                 (c) to authorize and direct the
Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

                 (d) to maintain all necessary records for the administration of the Plan;

                 (e) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

                 (f) to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

                 (g) to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

                 (h) to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

                 (i) to prepare and distribute to Employees a procedure for notifying Participants and Beneficiaries of their rights to elect joint and survivor annuities and Pre-Retirement Survivor Annuities as required by the Act and regulations thereunder;

                 (j) to prepare and implement a procedure to notify Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash;

                 (k) to act as the named Fiduciary responsible for communications with Participants as needed to maintain Plan compliance with ERISA Section 404(c), including but not limited to the receipt and transmitting of Participant's directions as to the investment of their account(s) under the Plan and the formulation of policies, rules, and procedures pursuant to which Participants may give investment instructions with respect to the investment of their accounts;

                 (l) to assist any Participant regarding his rights, benefits, or elections available under the Plan.

            2.5  RECORDS AND REPORTS

            The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, policies, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

            2.6 APPOINTMENT OF ADVISERS

            The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, agents (including nonfiduciary agents) and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan's investment fiduciaries and to Plan Participants.

            2.7 PAYMENT OF EXPENSES

            All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any Named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, counsel, Investment Managers, agents (including nonfiduciary agents) appointed for the purpose of assisting the Administrator or the Trustee in carrying out the instructions of Participants as to the directed investment of their accounts and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund.

            2.8 CLAIMS PROCEDURE

            Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

            2.9 CLAIMS REVIEW PROCEDURE

            Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section
2.8 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator (on a form which may be obtained from the Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 2.8. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. No claim for benefits may be brought under the Act after a period of one year from the date a claim is denied pursuant to this Section.

2.10     ERRONEOUS PAYMENTS

                  In the event that a Participant, Beneficiary or "alternate payee" under a qualified domestic relations order receives a distribution under this Plan in excess of the amount, if any, to which he is entitled, by reason of a calculation error or otherwise, the Administrator, in its sole and absolute discretion, may adjust future benefit payments to the Participant, Beneficiary or alternate payee to the extent necessary to recoup the amount which the Participant, Beneficiary or alternate payee received which was in excess of the amount to which he was entitled under the terms of this Plan. If the Administrator determines, in its sole and absolute discretion, that it is not feasible or desirable to adjust future benefit payments to the Participant, Beneficiary or alternate payee, the Administrator may require the Participant, Beneficiary or alternate payee to repay to the Plan the amount which is in excess of the amount to which he is entitled under the terms of this Plan. All amounts received by a Participant, Beneficiary or alternate payee under this Plan shall be deemed to be paid subject to this condition. The determinations of the Administrator made pursuant to this Section shall be final, conclusive and binding on all parties, subject to any applicable claims procedure, and shall not be overturned unless such determinations are arbitrary and capricious.

            2.11 CORRECTION OF ADMINISTRATIVE ERRORS

            The Administrator shall take such steps as it considers necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. Such steps may include, but shall not be limited to, taking any action required under any employee plans compliance resolution system of the Internal Revenue Service, any fiduciary correction program of the Department of Labor, or any similar program of any governmental agency and reallocation of Plan assets.

            2.12 SAFE-HARBOR NOTICE TO ELIGIBLE EMPLOYEES

            Effective for Plan Years beginning on and after January 1, 2002, the Employer shall, within a reasonable period before the start of a Plan Year (generally not later than 30 days before the start of a Plan Year and not earlier than 90 days before the start of a Plan Year), provide each Eligible Employee with a written notice ("Notice") describing the safe harbor matching contribution formula to be used under the Plan for the Plan Year, including a description of the different levels of Employer matching contribution available under the Plan and other Employer contributions, all in accordance with Code section 401(k)(12)(D) and applicable regulatory and other guidance issued by the Secretary of the Treasury.

                                  ARTICLE III
                                  ELIGIBILITY

            3.1  CONDITIONS OF ELIGIBILITY

            Any Eligible Employee who has completed one (1) Year of Service and has attained age 21 shall be eligible to participate hereunder as of the date he has satisfied such requirements. Effective January 1, 2002, any Eligible Employee who has completed three months of service and has attained age 21 shall be eligible to participate hereunder as of the date he has satisfied such requirements. For purposes of this section, an Eligible Employee will be credited with a month of service for each month in which the Eligible Employee completes an Hour of Service. Solely for purposes of Section 4.1(b), an Eligible Employee shall be eligible to be a Participant for purposes of Section 4.1(b) only if the Eligible Employee has completed one (1) Year of Service.

            3.2 EFFECTIVE DATE OF PARTICIPATION

            An Eligible Employee shall become a Participant effective as soon as practicable following the date on which such Employee met the eligibility requirements of Section 3.1, provided said Employee was still employed as of such date (or if not employed on such date, as of the date of rehire).

            In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee will participate immediately if such Employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant.

            3.3  DETERMINATION OF ELIGIBILITY

            The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review per Section 2.9.

            3.4  TERMINATION OF ELIGIBILITY

                 (a) In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in his interest in the Plan for each Period of Service completed while a noneligible Employee, until such time as his Participant's Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, his interest in the Plan shall continue to share in the earnings of the Trust Fund.

                 (b) In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate, such Employee will participate immediately upon returning to an eligible class of Employees.

            3.5  OMISSION OF ELIGIBLE EMPLOYEE

                 If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the said Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

            3.6  INCLUSION OF INELIGIBLE EMPLOYEE

            If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture (except for Deferred Compensation which shall be distributed to the ineligible person) for the Plan Year in which the discovery is made.

            3.7 ELECTION NOT TO PARTICIPATE

            An Employee may, subject to the approval of the Employer, elect voluntarily not to participate in the Plan. The election not to participate must be communicated to the Employer, in writing, at least thirty (30) days before the beginning of a Plan Year.

                                  ARTICLE IV
                          CONTRIBUTION AND ALLOCATION

            4.1 FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION

            For each Plan Year, the Employer shall contribute to the Plan:

                 (a) The amount of the total salary reduction elections of all Participants made pursuant to Section 4.2(a), which amount shall be deemed an Employer Elective Contribution.

                 (b) Notwithstanding anything in the Plan to the contrary, for Plan years beginning before January 1, 2002, on behalf of each Participant who is eligible to share in matching contributions for the Plan Year, a matching contribution equal to 40% of each such Participant's Deferred Compensation, which amount shall be deemed an Employer Non-Elective Contribution. Except, however, in applying the matching percentage specified above, only Salary Reduction Contributions, up to 3% of annual Compensation shall be matched, and the total Employer matching contribution for any Participant will not exceed $1,200 per Plan Year.

                 For Plan Years beginning after December 31, 2001, the Plan shall be operated in accordance with Code section 401(k)(12) and with applicable regulatory and other guidance issued by the Secretary of the Treasury as provided in Section as follows: The Employer shall make a safe-harbor matching contribution on behalf of each active Participant in an amount equal to 100% of the first 3% of such Participant's Compensation, and 50% of such active Participant's Compensation in excess of 3% but not in excess of 5%, that has been contributed on his behalf to the Plan as Deferred Compensation for the Plan Year, which amount shall be deemed an Employer Non-Elective Contribution (other than for purposes of Section 6.4(c)). The safe-harbor matching contribution shall be determined on an annual basis and shall be adjusted to the extent necessary after the end of each Plan Year to provide a matching contribution based on total Deferred Compensation for the Plan Year.

                 (c) A discretionary amount out of its current or accumulated Net Profits, which amount, if any, shall be deemed an Employer Non-Elective Contribution.

                 (d) A discretionary amount on behalf of one or more Non-Highly Compensated Participants, which amount, if any, shall be deemed an Employer Qualified Non-Elective Contribution.

                 (e) Additionally, to the extent necessary, the Employer shall contribute to the Plan the amount necessary to provide the top heavy minimum contribution. All contributions by the Employer shall be made in cash.

                 (f) In no event shall total Employer Non-Elective Contributions and Elective Contributions for the Employer's taxable year that ends within such Plan Year, exceed the amount deductible under Code Section 404, or any other applicable provision of the Code, by the Employer for federal income tax purposes for such taxable year (except as necessary to satisfy the testing requirements of Sections 4.5(a) and 4.7(a)).

            4.2  PARTICIPANT'S SALARY REDUCTION ELECTION

                 (a) (1) Each Participant may elect to defer an amount equal to the amount set forth in their deferral election, provided it does not (A) exceed (i) the dollar limitation in effect for catch-up contributions under Code Section 414(v), if applicable, plus the lesser of (1) the dollar limitation under Code Section 402(g), and (2) 18% of the dollar limit specified under Code Section 401(a)(17); or (B) cause the Plan to violate the limitations of this Section 4.2, or Sections 4.1(e), 4.5(a) or 4.9. However, the Employer may, at its discretion, restrict the deferral election of a Highly Compensated Participant in any Plan Year. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election or, if later, the latest of the date the Employer adopts this cash or deferred arrangement, or the date such arrangement first became effective.

                      (2) Effective for Plan Years beginning January 1, 2002, in accordance with procedures adopted by the Administrator, each Participant who has attained age 50 before the close of the Plan Year shall be eligible to elect to make catch-up contributions from to 0% to 50% of Compensation, in accordance with, and subject to the dollar limit under, Code Section 414(v) and Regulations issued thereunder applicable for a Plan Year. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section
401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions. Any such contributions that are determined by the Administrator to have been made in error and that are in excess of 18% of the Participant's Compensation shall be considered Excess Deferred Compensation and treated in accordance with Section 4.2(e).

                     The amount contributed to the Plan pursuant to a Participant's deferral election shall be that Participant's Deferred Compensation and be treated as an Employer Elective Contribution and allocated to that Participant's Account.

                 (b) The balance in each Participant's Account attributable to Salary Reduction Contributions shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

                 (c) Notwithstanding anything in the Plan to the contrary, amounts held in the Participant's Account attributable to Salary Reduction Contributions may not be distributable (including any offset of loans) earlier than:

                     (1) a Participant's separation from service, Total and Permanent Disability, or death; provided, that as of January 1, 2002, Salary Reduction Contributions may be distributed upon severance from employment and any reference herein to "separation from service" shall be construed to mean severance from employment with the Employer;

                     (2) a Participant's attainment of age 59 1/2;

                     (3) the termination of the Plan without the establishment or existence of a "successor plan," as that term is described in Regulation 1.401(k)-1(d)(3);

                     (4) the date of disposition by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition with respect to a Participant who continues employment with the corporation acquiring such assets;

                     (5) the date of disposition by the Employer or an Affiliated Employer who maintains the Plan of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an entity which is not an Affiliated Employer but only with respect to a Participant who continues employment with such subsidiary; or

                     (6) the proven financial hardship of a Participant, subject to the limitations of Section 6.11.

                 (d) If the dollar limitation described in Section 4.2(a)(1) is exceeded, a Participant will be deemed to have notified the Administrator of such excess amount which shall be distributed in a manner consistent with
Section 4.2(e). The dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Regulations.

                 (e) If a Participant's Deferred Compensation under this Plan together with any elective deferrals (as defined in Regulation 1.402(g)-l(b)) under another qualified cash or deferred arrangement (as defined in Code
Section 401(k)), a simplified employee pension (as defined in Code Section 408(k)), a SIMPLE plan (as defined in Code Section 408(p), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Section 457(b) of the Code, or a trust described in Code Section 501(c)(18) cumulatively exceed the limitation imposed by Code
Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations) for such Participant's taxable year, the Participant may, not later than March 1 following the close of the Participant's taxable year, notify the Administrator in writing of such excess and request that his Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator may direct the Trustee to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant's taxable year. Any distribution of less than the entire amount of Excess Deferred Compensation and Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income. The amount distributed shall not exceed the Participant's Deferred Compensation under the Plan for the taxable year (and any Income allocable to such excess amount). Provided, effective for years beginning January 1, 2002, any elective deferrals under a deferred compensation plan under Section 457(b) of the Code shall not be counted in calculating the cumulative amount subject to the limitation imposed by Code Section 402(g). Any distribution on or before the last day of the Participant's taxable year must satisfy each of the following conditions:

                     (1) the distribution must be made after the date on which the Plan received the Excess Deferred Compensation;

                     (2) the Participant shall designate the distribution as Excess Deferred Compensation; and

                     (3) the Plan must designate the distribution as a distribution of Excess Deferred Compensation.

                     Any distribution made pursuant to this Section 4.2(e) shall be made first from unmatched Deferred Compensation and, thereafter, from Deferred Compensation which is matched. Matching contributions which relate to such Deferred Compensation shall be forfeited.

                 (f) Notwithstanding Section 4.2(e) above, a Participant's Excess Deferred Compensation shall be reduced, but not below zero, by any distribution of Excess Contributions pursuant to Section 4.6(a) for the Plan Year beginning with or within the taxable year of the Participant.

                 (g) At Normal Retirement Date, or such other date when the Participant shall be entitled to receive benefits, the fair market value of the Participant's Account shall be used to provide additional benefits to the Participant or his Beneficiary.

                 (h) Employer Elective Contributions made pursuant to this Section may be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to Section 4.4 have been made.

                 (i) The Employer and the Administrator shall implement the salary reduction elections provided for herein in accordance with the following:

                     (1) A Participant must make his initial salary deferral election within a reasonable time, not to exceed thirty (30) days, after entering the Plan pursuant to Section 3.2. If the Participant fails to make an initial salary deferral election within such time, then such Participant may thereafter make an election in accordance with the rules governing modifications. The Participant shall make such an election by entering into a salary reduction agreement with the Employer and filing such agreement with the Administrator in the form and manner prescribed by the Administrator. Such election shall not have retroactive effect and shall remain in force until revoked.

                     (2) A Participant may modify a prior election at any time during the Plan Year and concurrently make a new election by filing a notice with the Administrator in the form and manner prescribed by the Administrator within a reasonable time before such modification is to be effective. Any modification shall not have retroactive effect and shall remain in force until revoked.

                     (3) A Participant may elect to prospectively revoke his salary reduction agreement in its entirety at any time during the Plan Year by providing the Administrator with such appropriate advance notice of such revocation as may be acceptable to the Administrator. A Participant may recommence salary reduction contributions at any time during the Plan Year by filing a notice with the Administrator in the form and manner prescribed by the Administrator within a reasonable time before the new election is to be effective. Such new election shall not have retroactive effect and shall remain in force until modified or revoked. Furthermore, the termination of the Participant's employment, or the cessation of participation for any reason, shall be deemed to revoke any salary reduction agreement then in effect.

            4.3  TIME OF PAYMENT OF EMPLOYER CONTRIBUTION

            The Employer shall generally pay to the Trustee its contribution to the Plan for each Plan Year within the time prescribed by law, including extensions of time, for the filing of the Employer federal income tax return for the Fiscal Year.

            However, Employer Elective Contributions accumulated through payroll deductions shall be paid to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer general assets. In no event shall such amounts be contributed later than the 15th business day of the month following the month in which the participant contribution amounts would otherwise have been payable to the Participant in cash. The provisions of Department of Labor regulations 2510.3-102 are incorporated herein by reference. Furthermore, any additional Employer contributions which are allocable to the Participant's Account for a Plan Year shall be paid to the Plan no later than the twelve-month period immediately following the close of such Plan Year.

            4.4  ALLOCATION OF CONTRIBUTION AND EARNINGS

                 (a) The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date all amounts allocated to each such Participant as set forth herein.

                 (b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

                     (1) With respect to the Employer Elective Contribution made pursuant to Section 4.1(a), to each Participant's Account in an amount equal to each such Participant's Deferred Compensation for the year.

                     (2) With respect to the Employer Non-Elective Contribution made pursuant to Section 4.1(b) (Employer matching contributions), to each Participant's Account in accordance with Section 4.1(b). Any Participant actively employed at any time during the Plan Year shall be eligible to share in the matching contribution for the Plan Year.

                     (3) With respect to the Employer Non-Elective Contribution made pursuant to Section 4.1(c), to each Participant's Account in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for such year.

                     (4) With respect to the Employer Qualified Non-Elective Contribution made pursuant to Section 4.1(d), to one or more Non-Highly Compensated Participant's Accounts in a non-discriminatory manner as determined by the Administrator in accordance with Code Section 401(a)(4) and in Regulations.

                     Only Participants who are actively employed on the last day of the Plan Year shall be eligible to share in the discretionary contribution for the year.

                 (c) As of each Anniversary Date any amounts which became Forfeitures since the last Anniversary Date shall first be used to reinstate any previously forfeited Account balances occurring during the year, and should any amounts remain, shall then be invested in the guaranteed interest account by the Trustee until used in any one or more of the following methods as of the Plan Year in which the Forfeitures arise:

                     (1) pay all or a part of the plan expenses for such Plan Year;

                     (2) reduce the Employer's Non-Elective Contribution made pursuant to Section 4.1(b) (Employer matching contribution) for such Plan Year;

                     (3) reallocate as an Employer Non-Elective Contribution pursuant to Section 4.1(c) (Employer discretionary contributions) for such Plan Year to all Participants who were active at any time during such Plan Year; and/or

                     (4) allocate as a Qualified Non-Elective Contribution to one or more Non-Highly Compensated Participants in order for the Employer to satisfy the ADP/ACP tests for such Plan Year.

                 (d) For any Top Heavy Plan Year, Non-Key Employees not otherwise eligible to share in the allocation of contributions as provided above, shall receive the minimum allocation provided for in Section 4.4(g) if eligible pursuant to the provisions of Section 4.4(i).

                 (e) Notwithstanding the foregoing, Participants who are not actively employed on the last day of the Plan Year due to Retirement (Early, Normal or Late), Total and Permanent Disability or death shall share in the allocation of contributions for that Plan Year.

                 (f) As of each Valuation Date, after allocation of Employer contributions, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant's and Former Participant's nonsegregated accounts bear to the total of all Participants' and Former Participants' nonsegregated accounts as of such date. Earnings or losses with respect to a Participant's Directed Account shall be allocated in accordance with Section 4.14.

                 Participants' transfers from other qualified plans deposited in the general Trust Fund shall share in any earnings and losses (net appreciation or net depreciation) of the Trust Fund in the same manner provided above. Each segregated account maintained on behalf of a Participant shall be credited or charged with its separate earnings and losses.

                 (g) Minimum Allocations Required for Top Heavy Plan Years:
Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer contributions allocated to the Participant's Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee's "415 Compensation" (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this plan in a Required Aggregation Group). However, if (1) the sum of the Employer contributions allocated to the Participant's Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee's "415 Compensation" and (2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer contributions allocated to the Participant's Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant's Account of any Key Employee. However, in determining whether a Non-Key Employee has received the required minimum allocation, such Non-Key Employee's Deferred Compensation and matching contributions needed to satisfy the "Actual Contribution Percentage" tests pursuant to Section 4.7(a) shall not be taken into account.

                 However, no such minimum allocation shall be required in this Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code Section 412 included with this Plan in a Required Aggregation Group.

                 (h) For purposes of the minimum allocations set forth above, the percentage allocated to the Participant's Account of any Key Employee shall be equal to the ratio of the sum of the Employer contributions allocated on behalf of such Key Employee divided by the "415 Compensation" for such Key Employee.

                 (i) For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant's Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Period of Service; and (2) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, elective contributions to the Plan.

                 (j) In lieu of the above, if a Non-Key Employee participates in this Plan and a defined benefit pension plan included in a Required Aggregation Group which is top heavy, a minimum allocation of five percent (5%) of "415 Compensation" shall be provided under this Plan.

                 (k) For the purposes of this Section, "415 Compensation" shall be limited to $150,000. Such amount shall be adjusted for increases in the cost of living and changes in accordance with Code Section 401(a)(17), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the "415 Compensation" limit shall be an amount equal to the "415 Compensation" limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

                 (l) Notwithstanding anything herein to the contrary, Participants who terminated employment for any reason during the Plan Year shall share in the salary reduction contributions made by the Employer for the year of termination without regard to the Hours of Service credited.

                 (m) If a Former Participant is reemployed after five (5) consecutive 1-Year Breaks in Service, then separate accounts shall be maintained as follows:

                     (1) one account for nonforfeitable benefits attributable to pre-break service; and

                     (2) one account representing his status in the Plan attributable to post-break service.

            4.5  ACTUAL DEFERRAL PERCENTAGE TESTS

                 (a) Maximum Annual Allocation: For each Plan Year, the annual allocation derived from Employer Elective Contributions to a Participant's Account shall satisfy one of the following tests:

                     (1) The "Actual Deferral Percentage" for the Highly Compensated Participant group for the current Plan Year shall not be more than the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group for the immediately prior Plan Year multiplied by 1.25, or

                     (2) The excess of the "Actual Deferral Percentage" for the Highly Compensated Participant group for the current Plan Year over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for the immediately prior Plan Year shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group for the current Plan Year shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group for the immediately prior Plan Year multiplied by 2. The provisions of Code
Section 401(k)(3) and Regulation 1.401(k)-l(b) are incorporated herein by reference.

                     However, in order to prevent the multiple use of the alternative method described in (2) above and in Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 4.2 and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have a combination of his actual deferral ratio and his actual contribution ratio reduced pursuant to Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference. Provided, this provision regarding the multiple use of the alternative method shall not apply to Plan Years beginning after December 31, 2001.

                     (3) To the extent permitted by regulations or other Internal Revenue Service rulings of general applicability, the tests described in (1) and (2) above shall be applied by substituting "Actual Deferral Percentage for the Non-Highly Compensated Participant group for the current Plan Year" for the phrase "Actual Deferral Percentage for the Non-Highly Compensated Participant group for the immediately prior Plan Year" where such phrase appears therein. Provided, any such change shall be reflected in an amendment to the Plan.

                 (b) For the purposes of this Section "Actual Deferral Percentage" means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Employer Elective Contributions allocated to each Participant's Account for such Plan Year, to such Participant's "414(s) Compensation" for such Plan Year. The actual deferral ratio for each Participant and the "Actual Deferral Percentage" for each group shall be calculated to the nearest one-hundredth of one percent. Employer Elective Contributions allocated to each Non-Highly Compensated Participant's Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer. Anything herein to the contrary notwithstanding, no catch-up contributions made in accordance with
Section 4.2(a)(2) and Code Section 414(v) shall be considered Employer Elective Contributions for purposes of calculating Actual Deferral Percentages.

                 (c) For the purposes of Sections 4.5(a) and 4.6, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to Section 4.2, whether or not such deferral election was made or suspended pursuant to
Section 4.2.

                 (d) For the purposes of this Section and Code Sections 4.01(a)(4), 410(b) and 401(k), if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)), the cash or deferred arrangements included in such plans shall be treated as one arrangement. In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether or not such arrangements satisfy Code Sections 401(a)(4), 410(b) and 401(k). In such a case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k). Plans may be aggregated under this paragraph (e) only if they have the same plan year.

                 Notwithstanding the above, an employee stock ownership plan described in Code Section 4975(e)(7) or 409 may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(k).

                 (e) For the purposes of this Section, if a Highly Compensated Participant is a Participant under two or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409) of the Employer or an Affiliated Employer, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the actual deferral ratio with respect to such Highly Compensated Participant. However, if the cash or deferred arrangements have different plan years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

            4.6 ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS

            In the event that the initial allocations of the Employer Elective Contributions made pursuant to Section 4.4 do not satisfy one of the tests set forth in Section 4.5(a), the Administrator shall adjust Excess Contributions in accordance with one of the options set forth below:

                 (a) On or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated Participant having the highest amount of Elective Contributions shall have his portion of Excess Contributions distributed to him until one of the tests set forth in Section 4.5(a) is satisfied, or until the amount of his Elective Contributions equals the amount of Elective Contributions of the Highly Compensated Participant having the next highest amount of Elective Contributions. This process shall continue until all of the Excess Contributions are distributed. For each Highly Compensated Participant, the amount of Excess Contributions is equal to the Elective Contributions used to satisfy the "Actual Deferral Percentage" tests on behalf of such Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual deferral ratio (determined after application of this paragraph) by his "414(s) Compensation." However, in determining the amount of Excess Contributions to be distributed with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced pursuant to Section 4.2(e) by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for his taxable year ending with or within such Plan Year.

                 With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:

                     (i) may be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable;

                     (ii) shall be adjusted for Income; and

                     (iii) shall be designated by the Employer as a distribution of Excess Contributions (and Income).

                 Alternatively, to the extent permitted under Code Section 414(v) and Regulations, Excess Contributions may be recharacterized as catch-up contributions in lieu of being distributed pursuant to this Section 4.6(a).

                 (b) Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Matching Contribution on behalf of Non-Highly Compensated Participants who have elected to make Employer Elective Contributions (salary reduction contributions) during the Plan Year in an amount based on a percentage of such Employer Elective Contributions (salary reduction contributions) sufficient to satisfy one of the tests set forth in Section 4.5(a) of the Plan.

                 (c) Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 4.5(a). Such contribution shall be allocated to the Participant's Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants. A separate accounting of any special Qualified Non-Elective Contribution shall be maintained in the Participant's Account.

                 Alternatively, the Employer may make a Qualified Non-Elective Contribution on behalf of one or more Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests. Such contributions shall be allocated in a non-discriminatory manner. Employer Qualified Non-Elective Contributions made pursuant to Section 4.1(d) may be taken into account for purposes of this Section 4.6(c) regardless of the fact such contributions were contributed during the Plan Year for which the test under Section 4.5(a) is being performed.

                 (d) If during a Plan Year the projected aggregate amount of Elective Contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 4.5(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 4.6(a) each affected Highly Compensated Participant's projected share of such contributions by an amount necessary to satisfy one of the tests set forth in
Section 4.5(a).

            4.7  ACTUAL CONTRIBUTION PERCENTAGE TESTS

                 (a) The "Actual Contribution Percentage" for the Highly Compensated Participant group for the current Plan Year shall not exceed the greater of:

                     (1) 125 percent of such percentage for the Non-Highly Compensated Participant group for the immediately prior Plan Year; or

                     (2) the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group, or such percentage for the Non-Highly Compensated Participant group plus 2 percentage points. However, to prevent the multiple use of the alternative method described in this paragraph and Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 4.2 or any other cash or deferred arrangement maintained by the Employer or an Affiliated Employer and to make Employee contributions or to receive matching contributions under this Plan or under any plan maintained by the Employer or an Affiliated Employer shall have a combination of his actual deferral ratio and his actual contribution ratio reduced pursuant to Regulation 1.401(m)-2. The provisions of Code Section 401(m) and Regulations 1.401(m)-l(b) and 1.401(m)-2 are incorporated herein by reference. Provided, this provision regarding the multiple use of the alternative method shall not apply to Plan Years beginning after December 31, 2001.

                     (3) To the extent permitted by regulations or other Internal Revenue Service rulings of general applicability, the tests described in (1) and (2) above shall be applied by substituting "for the current Plan Year" for the phrase "for the immediately prior Plan Year" where such phrase appears in subparagraph (1) above. Provided, any such election shall be reflected in an amendment to the Plan.

                 (b) For the purposes of this Section and Section 4.8, "Actual Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average of the ratios (calculated separately for each Participant in each group) of:

                     (1) the sum of Employer Non-Elective Contributions made pursuant to Section 4.1(b) (Employer matching contributions) on behalf of each such Participant for a Plan Year; to

                     (2) the Participant's "414(s) Compensation" for such Plan Year.

                 (c) For purposes of determining the "Actual Contribution Percentage" and the amount of Excess Aggregate Contributions pursuant to
Section 4.8(d), only Employer Non-Elective Contributions pursuant to Section 4.1(b) of the Plan (Employer matching contributions) contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Administrator may elect to take into account, with respect to Employees eligible to have Employer Non-Elective Contributions pursuant to Section 4.1(b) (Employer matching contributions) allocated to their accounts, elective deferrals (as defined in Regulation 1.402(g)-l(b)), qualified non-elective contributions (as defined in Code Section 401(m)(4)(C)), and qualified matching contributions contributed to any plan maintained by the Employer. Such elective deferrals and qualified non-elective contributions and qualified matching contributions shall be treated as Employer matching contributions subject to Regulation 1.401(m)-l(b)(5) which is incorporated herein by reference. However, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified non-elective contributions and qualified matching contributions are made.

                 (d) For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(m), if two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made are treated as one plan for purposes of Code Sections 401(a)(4) or 410(b) (other than the average benefits test under Code Section 410(b)(2)(A)(ii)), such plans shall be treated as one plan. In addition, two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made may be considered as a single plan for purposes of determining whether or not such plans satisfy Code Sections 401(a)(4), 410(b) and 401(m). In such a case, the aggregated plans must satisfy this Section and Code Sections 401(a)(4), 410(b) and 401(m) as though such aggregated plans were a single plan. Plans may be aggregated under this paragraph (e) only if they have the same plan year.

                 Notwithstanding the above, an employee stock ownership plan described in Code Section 4975(e)(7) or 409 may not be aggregated with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(m).

                 (e) If a Highly Compensated Participant is a Participant under two or more plans (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409) which are maintained by the Employer or an Affiliated Employer to which matching contributions, Employee contributions, or both, are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of determining such Highly Compensated Participant's actual contribution ratio. However, if the plans have different plan years, this paragraph shall be applied by treating all plans ending with or within the same calendar year as a single plan.

                 (f) For purposes of Sections 4.7(a) and 4.8, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have Employer Non-Elective Contributions made pursuant to Section 4.1(b) (Employer matching contributions) allocated to his account for the Plan Year.

            4.8  ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS

                 (a) In the event that the "Actual Contribution Percentage" for the Highly Compensated Participant group exceeds the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group pursuant to
Section 4.7(a), the Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the highest amount of matching contributions, his Vested portion of Excess Aggregate Contributions (and Income allocable to such contributions) and, if forfeitable, forfeit such non-Vested Excess Aggregate Contributions attributable to Employer matching contributions (and Income allocable to such forfeitures) until either one of the tests set forth in Section 4.7(a) is satisfied, or until the amount of his matching contributions equals the amount of matching contributions of the Highly Compensated Participant having the next highest amount of matching contributions. This process shall continue until all of the Excess Aggregate Contributions are distributed.

                 (b) Any distribution and/or forfeiture of less than the entire amount of Excess Aggregate Contributions (and Income) shall be treated as a pro rata distribution and/or forfeiture of Excess Aggregate Contributions and Income. Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and Income). Forfeitures of Excess Aggregate Contributions shall be treated in accordance with Section 4.4.

                 (c) Excess Aggregate Contributions, including forfeited matching contributions, shall be treated as Employer contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

                 Forfeited matching contributions that are reallocated to Participants' Accounts for the Plan Year in which the forfeiture occurs shall be treated as an "annual addition" pursuant to Section 4.9(b) for the Participants to whose Accounts they are reallocated and for the Participants from whose Accounts they are forfeited.

                 (d) For each Highly Compensated Participant, the amount of Excess Aggregate Contributions is equal to the Employer Non-Elective Contributions made pursuant to Section 4.1(b) (Employer matching contributions) and any qualified non-elective contributions, qualified matching contributions or elective deferrals taken into account pursuant to
Section 4.7(c) on behalf of the Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual contribution ratio (determined after application of this paragraph) by his "414(s) Compensation." The actual contribution ratio must be rounded to the nearest one-hundredth of one percent. In no case shall the amount of Excess Aggregate Contribution with respect to any Highly Compensated Participant exceed the amount of Employer Non-Elective Contributions made pursuant to Section 4.1(b) (Employer matching contributions) and any qualified non-elective contributions, qualified matching contributions or elective deferrals taken into account pursuant to
Section 4.7(c) on behalf of such Highly Compensated Participant for such Plan Year.

                 (e) The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as voluntary Employee contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer that ends with or within the Plan Year.

                 (f) If during a Plan Year the projected aggregate amount of Employer matching contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in
Section 4.7(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 4.8(a) each affected Highly Compensated Participant's projected share of such contributions by an amount necessary to satisfy one of the tests set forth in
Section 4.7 (a).

                 (g) Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Matching Contribution on behalf of Non-Highly Compensated Participants who have elected to make Employer Elective Contributions (salary reduction contributions) during the Plan Year in an amount based on a percentage of such Employer Elective Contributions (salary reduction contributions) sufficient to satisfy one of the tests set forth in Section 4.7(a) of the Plan.

                 (h) Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 4.7(a). Such contribution shall be allocated to the Participant's Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants. A separate accounting of any special Qualified Non-Elective Contribution shall be maintained in the Participant's Account.

                 Alternatively, the Employer may make a Qualified Non-Elective Contribution on behalf of one or more Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests. Such contributions shall be allocated in a non-discriminatory manner.

            4.9  MAXIMUM ANNUAL ADDITIONS

                 (a) Notwithstanding the foregoing, effective for Plan Years beginning before January 1, 2002, the maximum "annual additions" credited to a Participant's accounts for any "limitation year" shall equal the lesser of:
(1) $30,000 (adjusted annually as provided in Code Section 415(d) pursuant to the Regulations), or (2) twenty-five percent (25%) of the Participant's "415 Compensation" for such "limitation year." For any short "limitation year," the dollar limitation in (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short "limitation year" and the denominator of which is twelve (12). Effective for Plan Years beginning on and after January 1, 2002, except to the extent provided in Section 4.2(a) and Code section 414(v), the maximum annual addition shall not exceed the lesser of $40,000 (as adjusted for cost of living under Code section 415(d)) and 100% of the Participant's Code Section 415 Compensation for the Plan Year.

                 (b) For purposes of applying the limitations of Code Section 415, "annual additions" means the sum credited to a Participant's accounts for any "limitation year" of (1) Employer contributions, (2) Employee contributions, (3) forfeitures, (4) amounts allocated, to an individual medical account, as defined in Code Section 415(l)(2) which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer. Except, however, the "415 Compensation" percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an "annual addition," or (2) any amount otherwise treated as an "annual addition" under Code Section 415(l)(1).

                 (c) For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an "annual addition." In addition, the following are not Employee contributions for the purposes of Section 4.9(b)(2): (1) rollover contributions (as defined in Code Sections 402(e)(6), 403(a)(4), 403(b)(8) and 408(d)(3)); (2)
repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

                 (d) For purposes of applying the limitations of Code Section 415, the "limitation year" shall be the Plan Year.

                 (e) For the purpose of this Section, all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

                 (f) For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and
(c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

                 (g) For the purpose of this Section, if this Plan is a Code
Section 413(c) plan, each Employer who maintains this Plan will be considered to be a separate Employer.

                 (h) (1) If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum "annual additions" under this Plan shall equal the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited to such Participant's accounts during the "limitation year."

                     (2) If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, "annual additions" will be credited to the Participant's accounts under the defined contribution plan subject to Code Section 412 prior to crediting "annual additions" to the Participant's accounts under the defined contribution plan not subject to Code Section 412.

                     (3) If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum "annual additions" under this Plan shall equal the product of (A) the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the "annual additions" which would be credited to such Participant's accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such "annual additions" for all plans described in this subparagraph.

                 (i) Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

            4.10 ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

                 (a) If, as a result of a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant under the limits of Section 4.9 or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum "annual additions" to be exceeded for any Participant, the Administrator shall (1) distribute any elective deferrals (within the meaning of Code Section 402(g)(3)) or return any Employee contributions (whether voluntary or mandatory), and for the distribution of gains attributable to those elective deferrals and Employee contributions, to the extent that the distribution or return would reduce the "excess amount" in the Participant's accounts (2) hold any "excess amount" remaining after the return of any elective deferrals or voluntary Employee contributions in a "Section 415 suspense account" (3) use the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to reduce Employer contributions for that Participant if that Participant is covered by the Plan as of the end of the "limitation year," or if the Participant is not so covered, allocate and reallocate the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to all Participants in the Plan before any Employer or Employee contributions which would constitute "annual additions" are made to the Plan for such "limitation year" (4) reduce Employer contributions to the Plan for such "limitation year" by the amount of the "Section 415 suspense account" allocated and reallocated during such "limitation year."

                 (b) For purposes of this Article, "excess amount" for any Participant for a "limitation year, shall mean the excess, if any, of (1) the "annual additions" which would be credited to his account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum "annual additions" determined pursuant to Section 4.9.

                 (c) For purposes of this Section, "Section 415 suspense account" shall mean an unallocated account equal to the sum of "excess amounts" for all Participants in the Plan during the "limitation year." The "Section 415 suspense account" shall not share in any earnings or losses of the Trust Fund.

            4.11 TRANSFERS FROM QUALIFIED PLANS

                 (a) With the consent of the Administrator, amounts may be transferred from other qualified plans by any Employee, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. The amounts transferred shall be set up in a separate account herein referred to as a "Participant's Rollover Account." Such account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

                 (b) Amounts in a Participant's Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraphs (c) and (d) of this Section.

                 (c) Except as permitted by Regulations (including Regulation 1.411(d)-4), amounts attributable to elective contributions (as defined in Regulation 1.401(k)-l(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer shall be subject to the distribution limitations provided for in Regulation 1.401(k)-l(d).

                 (d) The Administrator, at the election of the Participant, shall direct the Trustee to distribute all or a portion of the amount credited to the Participant's Rollover Account. Any distributions of amounts held in a Participant's Rollover Account shall be considered as part of a Participant's benefit in determining whether an involuntary cash-out of benefits without Participant consent may be made.

                 (e) The Administrator may direct that employee transfers made after a valuation date be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short term debt security acceptable to the Trustee until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund, to be determined by the Administrator.

                 (f) For purposes of this Section, the term "qualified plan" shall mean any tax qualified plan under Code Section 401(a). The term "amounts transferred from other qualified plans" shall mean: (i) amounts transferred to this Plan directly from another qualified plan; (ii) distributions from another qualified plan which are eligible rollover distributions and which are either transferred by the Employee to this Plan within sixty (60) days following his receipt thereof or are transferred pursuant to a direct rollover; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another qualified plan as a lump-sum distribution (B) were eligible for tax-free rollover to a qualified plan and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets; and (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account.

                 (g) Prior to accepting any transfers to which this Section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

                 (h) Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any "Section 411(d)(6) protected benefit," as provided in Section 8.1.

            4.12 VOLUNTARY CONTRIBUTIONS

                 (a) Prior to April 2, 1996, Participants were eligible to make Voluntary Contributions to the Plan. On and after April 2, 1996, Voluntary Contributions may no longer be made to the Plan, provided, however, that after-tax contributions may be transferred to the Plan pursuant to trust-to-trust transfers from another qualified plan. The balance in each Participant's Account attributable to Voluntary Contributions (and any earnings thereon) shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

                 (b) A Participant may elect to withdraw his Voluntary Contributions from his Participant's Account attributable to Voluntary Contributions and the actual earnings thereon. If the Administrator maintains sub-accounts with respect to Voluntary Contributions (and earnings thereon) which were made on or before a specified date, a Participant shall be permitted to designate which sub-account shall be the source for his withdrawal.

                 (c) At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the portion of the Participant's Account attributable to Voluntary Contributions (and any earnings thereon) shall be used to provide additional benefits to the Participant or his Beneficiary.

                 (d) The Administrator may direct that Voluntary Contributions made after a Valuation Date be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other short term debt security acceptable to the Trustee until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund to be determined by the Administrator.

            4.13 PAYSOP CONTRIBUTIONS

            Effective on April 1, 1985, a Payroll Credit Employee Stock Ownership Plan ("PAYSOP") was established in a prior plan to promote Employees' interest in the business endeavors of the Employer.

            Effective for the Plan Year beginning January 1, 1987, the applicable provision of the prior plan under which contributions were made is no longer operative. Contributions made on behalf of Participants pursuant to the applicable provision of the prior plan will be referred to as the "Employer's PAYSOP Contributions."

            4.14 DIRECTED INVESTMENT ACCOUNT

                 (a) Participants may, at any time, subject to any procedures established by the Administrator (the Participant Direction Procedures), direct the Trustee or the Funding Agent appointed by the Trustee, to invest all of their accounts in specific assets, specific funds or other investments permitted under the Plan or transfer such account balances, in whole or in part, at any time by notifying the Trustee or the Funding Agent, among such investments as permitted under the Plan. Such allocations and transfers may be made in any integral percentage from 0% to 100%. That portion of the interest of any Participant so directing will thereupon be considered a Participant's Directed Account.

                 The Trustee shall be obligated to comply with Participant investment instructions except in the following limited circumstances:

                     (1) Implementation of the investment instructions by participants and beneficiaries would result in a prohibited transaction described in ERISA section 406 or section 4975 of the Code.

                     (2) Implementation of the investment instruction would generate income that would be taxable to the plan.

                     (3) Implementation of the investment instruction:

                         (i) Would not be in accordance with the documents and
instruments governing the plan insofar as such documents and instruments are consistent with the provisions of Title I of ERISA;

                         (ii) Would cause a fiduciary to maintain the indicia
of ownership of any assets of the plan outside the jurisdiction of the district courts of the United States other than as permitted by section 404(b) of ERISA and the regulations thereunder;

                         (iii) Would jeopardize the plan's tax qualified
status under the Code;

                         (iv) Could result in a loss in excess of a
participant's or beneficiary's account balance; or

                         (v) Would result in a direct or indirect: (i) Sale,
exchange, or lease of property between a plan sponsor or any affiliate of the sponsor and the plan except for the acquisition or disposition of any interest in a fund, subfund or portfolio managed by a plan sponsor or an affiliate of the sponsor, or the purchase or sale of any qualifying employer security (as defined in section 407(d)(5) of ERISA) which meets the condition of section 408(e) of ERISA and item (iv) of this paragraph (E); (ii) Loan to a plan sponsor or any affiliate of the sponsor; (iii) Acquisition or sale of any employer real property (as defined in section 407(d)(2) of ERISA); or (iv) Acquisition or sale of any employer security except to the extent that:

            o such securities are qualifying employer securities (as defined in section 407(d)(5) of ERISA);

            o such securities are publicly traded on a national exchange or other generally recognized market;

            o such securities are traded with sufficient frequency and in sufficient volume to assure that participant and beneficiary directions to buy or sell the security may be acted upon promptly and efficiently;

            o information provided to shareholders of such securities is provided to participants and beneficiaries with accounts holding such securities;

            o voting, tender and similar rights with respect to such securities are passed through to participants and beneficiaries with accounts holding such securities;

            o information relating to the purchase, holding, and sale of securities, and the exercise of voting, tender and similar rights with respect to such securities by participants and beneficiaries, is maintained in accordance with procedures which are designed to safeguard the confidentiality of such information ("Confidentiality Procedures"), except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA; and

            o the Employer designates a fiduciary who is responsible for ensuring that: the Confidentiality Procedures are sufficient to safeguard the confidentiality of the information described in the preceding subparagraph, such procedures are being followed, and an independent fiduciary is appointed to carry out activities relating to any situations which the fiduciary designated by the Employer determines involve a potential for undue employer influence upon Participants and Beneficiaries with regard to the direct or indirect exercise of shareholder rights.

                         (b) As of each Valuation Date, all Participant
Directed Accounts shall be charged or credited with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in the market value using publicly listed fair market values when available or appropriate.

                     (1) To the extent that the assets in a Participant's Directed Account are accounted for as pooled assets or investments, the allocation of earnings, gains and losses of each Participant's Directed Account shall be based upon the total amount of funds so invested, in a manner proportionate to the Participant's share of such pooled investment.

                     (2) To the extent that the assets in the Participant's Directed Account are accounted for as segregated assets, the allocation of earnings, gains and losses from such assets shall be made on a separate and distinct basis.

                 (c) The Administrator shall provide an explanation of the circumstances under which Participants and their Beneficiaries may give investment instructions, which may include the following:

                     (1) the conveyance of instructions by the Participants and their Beneficiaries to invest Participant Directed Accounts in Directed Investments;

                     (2) the name, address and phone number of the Fiduciary (and, if applicable, the person or persons designated by the Fiduciary to act on its behalf) responsible for providing information to the Participant or a Beneficiary upon request relating to the investments in Directed Investments;

                     (3) applicable restrictions on transfers to and from any Designated Investment Alternative;

                     (4) a description of any transaction fees and expenses which affect the balances in Participant Directed Accounts in connection with the purchase or sale of Directed Investments; and

                     (5) general procedures for the dissemination of investment and other information relating to the Designated Investment Alternatives as deemed necessary or appropriate, including but not limited to a description of the following:

                         (i) the investment vehicles available under the Plan,
including specific information regarding any Designated Investment
Alternative;

                         (ii) any designated Investment Managers; and

                         (iii) a description of the additional information
which may be obtained upon request from the Fiduciary designated to provide such information.

                 (d) Any information regarding investments available under the Plan, to the extent not described in any Participant Direction Procedures, may be provided to the Participant in one or more written documents.

                 (e) Consistent with ERISA Section 404(c), the following shall apply with respect to the investment by Participants and Beneficiaries in Employer securities:

                     (1) Information provided to shareholders of such Employer securities shall be provided to Participants and Beneficiaries with accounts holding such securities.

                     (2) Voting, tender and similar rights with respect to Employer securities shall be passed through to Participants and Beneficiaries with accounts holding such securities. The Trustee shall vote or tender or take other similar action with respect to such shares solely in accordance with written instructions furnished to it by each Participant or Beneficiary. Shares, including fractional shares, for which instructions are not received by the Trustee shall not be voted or tendered.

                     (3) Information relating to the purchase, holding, and sale of Employer securities, and the exercise of voting, tender and similar rights with respect to such securities, by Participants and Beneficiaries, shall be maintained in accordance with procedures which are designed to safeguard the confidentiality of such information, except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA.

                     (4) The Trustee shall be the fiduciary who is responsible for (i) ensuring that any procedures used are sufficient to safeguard the confidentiality of the information described in paragraph 3, (ii) such procedures are being followed, and (iii) the independent fiduciary required by paragraph (5), below, is appointed when necessary.

                     (5) An independent fiduciary shall be appointed to carry out activities relating to any situations which the fiduciary designated in accordance with paragraph 4, above, determines involve a potential for undue Employer influence upon Participants and Beneficiaries with regard to the direct or indirect exercise of shareholder rights.

                 (f) Any voting, tender or similar rights which are incidental to an ownership interest in any investment offered under the Plan (other than Rite Aid Corporation common stock) shall not be passed through to Participants holding an ownership interest in such investment.

            4.15 SUPPLEMENTAL EMPLOYER CONTRIBUTION

                 (a) Supplemental Employer Contribution

                 The Employer shall make a supplemental contribution (the "Supplemental Employer Contribution") on behalf of each individual who is an active employee of the Employer or any Affiliated Employer on January 1, 1997, and who is either:

                     (i) a Participant on the first day of the Plan Year and otherwise eligible to share in the Supplemental Employer Contribution, or

                     (ii) a Participant at any time during the Plan Year, if such individual was a participant in the Thrifty PayLess, Inc. Profit Sharing and 401(k) Retirement Savings Plan on January 1, 1997.

            The amount of the Supplemental Employer Contribution shall be determined by the Chief Financial Officer by appropriate resolution on or before the last day of the Employer's taxable year that ends within such Plan Year. The Supplemental Employer Contribution shall be allocated in accordance with paragraph (b) below.

            In no event shall the Supplemental Employer Contribution, when aggregated with other Employer and Elective Contributions for the Employer's taxable year that ends within such Plan Year, exceed the amount deductible by the Employer for federal income tax purposes for such taxable year.

            The Supplemental Employer Contribution for a Plan Year may be made by the Employer in cash, in one or more installments without interest. The Employer may make the Supplemental Employer Contribution at any time during the Plan Year, and for purposes of deducting such Contribution, may make the Contribution, not later than the time prescribed by the Code for filing the Employer's income tax return including extensions, for its taxable year that ends within such Plan Year.

                 (b) Allocation of Supplemental Employer Contribution

                 The Supplemental Employer Contribution for the Plan Year will be allocated to the Accounts of each individual who is both an active Employee and a Participant on the first day of the Plan Year, or a Participant at any time during the Plan Year if such individual was a participant in the Thrifty Payless, Inc. Profit Sharing and 401(k) Retirement Savings Plan on January 1, 1997, as follows:

                     (1) First, the Supplemental Employer Contribution will be allocated during the Plan Year to the Account of each Participant as Elective Contributions and as Employer Non-Elective Contributions (matching), and

                     (2) Second, the balance of the Supplemental Employer Contribution remaining after the allocation in paragraph (1) above, shall be allocated to Accounts of Participants who are actively employed on the last day of the Plan Year or who are not actively employed on the last day of the Plan Year due to Disability, Normal or Postponed Retirement or death, in the ratio that such Participant's Elective Contributions during the Plan Year bear to the Elective Contributions of all such Participants during the Plan Year.

                     (3) The Plan Administrator shall reduce the proportionate allocation under paragraph (2) above to the Highly Compensated Employees (as defined in Code Section 414(q)) to the extent necessary to comply with the provisions of Code Section 401(a)(4) and the regulations thereunder.

                     (4) The Supplemental Employer Contribution allocated to the Account of a Participant pursuant to paragraph (2) above shall be treated in the same manner as the Employer Non-Elective Contributions (matching) for all purposes of the Plan, and shall become fully vested and nonforfeitable in accordance with Section 6.4(c). These Contributions shall be tested in accordance with Section 4.7.

                     (5) The Supplemental Employer Contribution shall be held in a suspense account until allocated in accordance with this Section 4.15(b). Such suspense account shall not participate in the allocation of investment gains, losses, income and deductions of the trust as a whole, but shall be invested separately and all gains, losses, income and deductions attributable to such investment shall be applied to reduce any Plan administrative expenses, and thereafter, to reduce Employer contributions.

                     (6) If the amount of a Supplemental Employer Contribution otherwise allocated to a participant would cause the Annual Additions of such Participant to exceed the Participant's Maximum Annual Addition for any Limitation Year, then such allocation shall be reduced pursuant to Section 4.9.

                     (7) Notwithstanding any other provision of the Plan to the contrary, any allocation to a Participant's Account resulting from Elective Contributions shall be made under either Section 4.2 or this Section, as appropriate, but not both Sections. Similarly, any allocation of an Employer Non-Elective Contribution made pursuant to Section 4.1(b) of the Plan (Employer matching contribution) shall be made under either Section 4.1(b) or this Section, as appropriate, but not both Sections.

            4.16 LIFE INSURANCE

            Prior to April 1, 1991, the purchase of life insurance was permitted as an investment option. Effective on and after April 1, 1991, the purchase of life insurance will no longer be available as an investment option under this restated Plan.

            If a Participant dies prior to the date on which his life insurance policy, purchased prior to April 1, 1991, is converted or distributed to him in accordance with the following sentence, the Trustee at the direction of the Administrator, will pay any death benefits to the Participant's Beneficiary as provided in this Plan.

            The Trustee, at the direction of the Administrator, will

                     (i) convert the entire value of such life insurance policies, purchased prior to April 1, 1991, to cash at or before the Participant's retirement so that no portion of such value may be used to continue life insurance protection beyond retirement date, or

                     (ii) distribute the policy, purchased prior to April 1, 1991, to the Participant. Any such election by the Participant may be subject to the spousal consent requirements of Article VI, if applicable.

            Provided, any Participant who is eligible to be part of the proposed settlement class in the In Re: Great Southern Life Insurance Company Sales Practices Litigation ("Litigation"), shall direct the Trustee as to the action to be taken with respect to the proposed settlement of the Litigation on his behalf. If a Participant does not so direct the Trustee, the Participant shall be deemed to have directed the Trustee to elect on behalf of the Participant to: (i) be part of the proposed settlement class; (ii) submit a claim under the Claim Evaluation Process; and (iii) not to object to any part of the settlement. To the extent premium certificates are issued with respect to any Participant who elects to be part of the proposed settlement class, all premium certificates shall be deposited in the Trust Fund and then distributed to the Participant as soon as administratively feasible.

            4.17 SAFE-HARBOR PLAN TESTING EXCEPTION

            The requirements of Sections 4.5, 4.6, 4.7, and 4.8 shall not apply to the extent the Plan is operated in accordance with Code sections 401(k)(12) and 401(m)(11), as set forth in Sections 2.12, 4.1(b), 4.3 and 6.4 of the Plan, with respect to a Plan Year. In the event that the safe-harbor requirements of Code section 401(k)(12) and 401(m)(11) are not satisfied for a Plan Year, Sections 4.5, 4.6, 4.7, and 4.8 shall apply, in accordance with all applicable regulatory and other guidance issued by the Secretary of the Treasury.

                                  ARTICLE V
                                  VALUATIONS

            5.1  VALUATION OF THE TRUST FUND

            The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund. The Trustee may update the value of any shares held in the Participant Directed Account by reference to the number of shares held by that Participant, priced at the market value as of the Valuation Date.

            5.2 METHOD OF VALUATION

            In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the Valuation Date. If such securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, then the securities shall be valued at the prices at which they were last traded prior to the Valuation Date. Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the Valuation Date, which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

                                  ARTICLE VI
                  DETERMINATION AND DISTRIBUTION OF BENEFITS

            6.1  DETERMINATION OF BENEFITS UPON RETIREMENT

            In the event of a Participant terminates his employment upon reaching his Normal Retirement Date, Early Retirement Date or Late Retirement Date, all amounts credited to such Participant's Account shall become fully Vested. However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.4, shall continue until his Late Retirement Date. Upon a Participant's Retirement Date, or as soon thereafter as is practicable, the Trustee shall distribute, at the election of the Participant, all or a portion of the amounts credited to such Participant's Account in accordance with
Section 6.5.

            6.2  DETERMINATION OF BENEFITS UPON DEATH

                 (a) Upon the death of a Participant before his Retirement Date or other termination of his employment, all amounts credited to such Participant's Account shall become fully Vested. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, to distribute all or a portion of the value of the deceased Participant's accounts to the Participant's Beneficiary.

                 (b) Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant's Beneficiary.

                 (c) Any security interest held by the Plan by reason of an outstanding loan to the Participant or Former Participant shall be taken into account in determining the amount of the Pre-Retirement Survivor Annuity.

                 (d) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

                 (e) Unless otherwise elected in the manner prescribed in
Section 6.6, the Beneficiary of the death benefit shall be the Participant's spouse, who shall receive such benefit in the form of a Pre-Retirement Survivor Annuity pursuant to Section 6.6. Except, however, the Participant may designate a Beneficiary other than his spouse if:

                     (1) the Participant and his spouse have validly waived the Pre-Retirement Survivor Annuity in the manner prescribed in Section 6.6, and the spouse has waived his or her right to be the Participant's Beneficiary, or

                     (2) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in Code Section 414(p) which provides otherwise), or

                     (3) the Participant has no spouse, or

                     (4) the spouse cannot be located.

                 In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing his election of such revocation or change with the Administrator on the form and in the manner prescribed by the Administrator. However, the Participant's spouse must again consent in writing to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. In the event no valid designation of Beneficiary exist at the time of the Participant's death or in the event the designated Beneficiary predeceases the Participant, the death benefit shall be payable in the following order: to the Participant's spouse, if living, otherwise, to the Participant's children, if living, otherwise, to the Participant's parents, if living, otherwise, to the Participant's siblings, if living, otherwise to the estate of the Participant.

            6.3  DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

            In the event of a Participant's Total and Permanent Disability prior to his Retirement Date or other termination of his employment, all amounts credited to such Participant's Account shall become fully Vested. In the event of a Participant's Total and Permanent Disability, the Trustee, in accordance with the provisions of Sections 6.5 and 6.7, shall distribute to such Participant all or a portion of the amounts credited to such Participant's Account as though he had retired.

            6.4  DETERMINATION OF BENEFITS UPON TERMINATION

                 (a) If a Participant's employment with the Employer is terminated for any reason other than death, Total and Permanent Disability or retirement, such Participant shall be entitled to such benefits as are provided hereinafter pursuant to this Section 6.4.

                 In the event that the amount of the Vested portion of the Terminated Participant's Account equals or exceeds the fair market value of any insurance Contracts, the Trustee, when so directed by the Administrator and agreed to by the Terminated Participant, shall assign, transfer, and set over to such Terminated Participant all Contracts on his life in such form or with such endorsements so that the settlement options and forms of payment are consistent with the provisions of Section 6.5. In the event that the Terminated Participant's Vested portion does not at least equal the fair market value of the Contracts, if any, the Terminated Participant may pay over to the Trustee the sum needed to make the distribution equal to the value of the Contracts being assigned or transferred, or the Trustee, pursuant to the Participant's election, may borrow the cash value of the Contracts from the insurer so that the value of the Contracts is equal to the Vested portion of the Terminated Participant's Account and then assign the Contracts to the Terminated Participant.

                 Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant's death, Total and Permanent Disability, Early or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustee to cause all or a portion of the Vested portion of the Terminated Participant's Account to be payable to such Terminated Participant. Provided, in the event a Participant is to receive a distribution and subsequently is reemployed by the Employer before the distribution is made, such distribution shall not be made. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5.

                 If the value of a Terminated Participant's Vested benefit derived from Employer and Employee contributions does not exceed $5,000 on the Annuity Starting Date, the Administrator shall direct the Trustee to cause the entire Vested benefit to be paid to such Participant in a single lump sum; provided no such distribution shall be made after the Annuity Starting Date without the Participant's consent and the consent of the Participant's spouse (if applicable), in accordance with Section 6.5.

                 (b) A Participant shall always be fully Vested in the portion of his Account attributable to his Salary Reduction Contributions, Employer Non-Elective Contributions made pursuant to Section 4.1(b) for Plan Years beginning on and after January 1, 2002 Employer safe-harbor matching contributions, and Employer Qualified Non-Elective Contributions made pursuant to Section 4.1(d) (Employer qualified discretionary contributions) and Employer PAYSOP Contributions made pursuant to the prior plan.

                 (c) The Vested portion of any Participant's Account attributable to Employer Non-Elective Contributions made pursuant to Section 4.1(c) and Employer matching contributions made with respect to Plan Years beginning prior to January 1, 2002 (Employer matching contributions) shall be a percentage of the total of such amount credited to his Participant's Account determined on the basis of the Participant's number of whole years of his Period of Service according to the following schedule:

                  Less than 2                            0 %
                       2                                20 %
                       3                                40 %
                       4                                60 %
                       5                                80 %
                       6                               100 %

                 (d) Notwithstanding the vesting schedule above, upon the complete discontinuance of contributions to the Plan or upon any full or partial termination of the Plan, all amounts credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

                 (e) The computation of a Participant's nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. For this purpose, the Plan shall be treated as having been amended if the Plan provides for an automatic change in vesting due to a change in top heavy status. In the event that the Plan is amended to change or modify any vesting schedule, to the extent required in Regulations, a Participant with at least three (3) whole years of his Period of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

                     (1) the adoption date of the amendment,

                     (2) the effective date of the amendment, or

                     (3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

                 (f) (1) If any Former Participant shall be reemployed by the Employer before a 1-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

                     (2) If any Former Participant shall be reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received, or was deemed to have received, a distribution of his entire Vested interest prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the distribution, or in the event of a deemed distribution, upon the reemployment of such Former Participant. In the event the Former Participant does repay the full amount distributed to him, or in the event of a deemed distribution, the undistributed portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Valuation Date coinciding with or preceding his termination. The source for such reinstatement shall first be any Forfeitures occurring during the year. If such source is insufficient, then the Employer shall contribute an amount which is sufficient to restore any such forfeited Accounts provided, however, that if a discretionary contribution is made for such year pursuant to Section 4.1(c), such contribution shall first be applied to restore any such Accounts and the remainder shall be allocated in accordance with Section 4.4.

                     (3) If any Former Participant is reemployed after a 1-Year Break in Service has occurred, Periods of Service shall include Periods of Service prior to his 1-Year Break in Service subject to the following rules:

                         (i) Any Former Participant who under the Plan does
not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions shall lose credits otherwise allowable under (i) above if his consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of his pre-break Periods of Service;

                         (ii) After five (5) consecutive 1-Year Breaks in
Service, a Former Participant's Vested Account balance attributable to pre-break service shall not be increased as a result of post-break service;

                         (iii) If a Former Participant is reemployed by the
Employer, he shall participate in the Plan immediately on his date of reemployment;

                         (iv) If a Former Participant (a 1-Year Break in
Service previously occurred, but employment had not terminated) is credited with an Hour of Service after the first eligibility computation period in which he incurs a 1-Year Break in Service, he shall participate in the Plan immediately.

            6.5  DISTRIBUTION OF BENEFITS

            The provisions of this Section 6.5 are subject to Section 6.13, Profit Sharing Exception, which provisions shall apply to all distributions under the Plan.

                 (a) (1) Unless otherwise elected as provided below, a Participant who is married on the Annuity Starting Date and who does not die before the Annuity Starting Date shall receive the value of all of his benefits in the form of a joint and survivor annuity. The joint and survivor annuity is an annuity that commences immediately and shall be equal in value to a single life annuity. Such joint and survivor benefits following the Participant's death shall continue to the spouse during the spouse's lifetime at a rate equal to 50% of the rate at which such benefits were payable to the Participant. This joint and 50% survivor annuity shall be considered the designated qualified joint and survivor annuity and automatic form of payment for the purposes of this Plan. However, the Participant may elect to receive a smaller annuity benefit with continuation of payments to the spouse at a rate of seventy-five percent (75%) or one hundred percent (100%) of the rate payable to a Participant during his lifetime, which alternative joint and survivor annuity shall be equal in value to the automatic joint and 50% survivor annuity. An unmarried Participant shall receive the value of his benefit in the form of a life annuity. Such unmarried Participant, however, may elect in writing to waive the life annuity. The election must comply with the provisions of this Section as if it were an election to waive the joint and survivor annuity by a married Participant, but without the spousal consent requirement. The Participant may elect to have any annuity provided for in this Section distributed upon the attainment of the "earliest retirement age" under the Plan. The "earliest retirement age" is the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

                     (2) Any election to waive the joint and survivor annuity must be made by the Participant in writing during the election period and be consented to by the Participant's spouse. If the spouse is legally incompetent to give consent, the spouse's legal guardian, even if such guardian is the Participant, may give consent. Such election shall designate a Beneficiary (or a form of benefits) that may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without the requirement of further consent by the spouse). Such spouse's consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Regulations. The election made by the Participant and consented to by his spouse may be revoked by the Participant in writing without the consent of the spouse at any time during the election period. The number of revocations shall not be limited. Any new election must comply with the requirements of this paragraph. A former spouse's waiver shall not be binding on a new spouse.

                     (3) The election period to waive the joint and survivor annuity shall be the 90 day period ending on the Annuity Starting Date.

                     (4) With regard to the election, the Administrator shall provide to the Participant no less than 30 days and no more than 90 days before the Annuity Starting Date a written explanation of:

                         (i) the terms and conditions of the joint and
survivor annuity,

                         (ii) the Participant's right to make, and the effect
of, an election to waive the joint and survivor annuity,

                         (iii) the right of the Participant's spouse to
consent to any election to waive the joint and survivor annuity, and

                         (iv) the right of the Participant to revoke such
election, and the effect of such revocation.

                     (5) Any distribution provided for in this Section 6.5 may commence less than 30 days after the notice required by Code Section 417(a)(3) is given, provided that:

                         (i) the Administrator clearly informs the Participant
that the Participant has a right to a period of 30 days after receiving the notice to consider whether to waive the joint and survivor annuity and consent to a form of distribution other than a joint and survivor annuity,

                         (ii) the Participant is permitted to revoke an
affirmative distribution election at least until the Annuity Starting Date, or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the joint and survivor annuity is provided to the Participant,

                         (iii) distribution in accordance with the affirmative
election does not commence before the expiration of the 7-day period that begins the day after the explanation of the joint and survivor annuity is provided to the Participant.

                     (6) The Administrator may, on a uniform and nondiscriminatory basis, provide for other election periods that comply with Regulations under Code Sections 401(a)(11) and 417.

                 (b) In the event a married Participant duly elects pursuant to paragraph (a)(2) above not to receive his benefit in the form of a joint and survivor annuity, or if such Participant is not married, in the form of a life annuity, the Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one or more of the following methods:

                     (1) One lump-sum payment in cash or in property.

                     (2) Payments over a period certain or in specified dollar amounts in monthly, quarterly, semiannual, or annual cash installments (excluding, effective May 1, 2002, partial distributions). In order to provide such installment payments, the Administrator may (A) segregate the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security or (B) purchase a nontransferable annuity contract for a term certain (with no life contingencies) providing for such payment. The period over which such payment is to be made shall not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary). The minimum payment amount is $250.

                     (3) Purchase of or providing an annuity. However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary).

                 (c) The present value of a Participant's Account may not be paid without his written consent if the Vested value exceeds $5,000. A Participant's spouse must also consent if the Participant elects payment in the form of an annuity, in accordance with Section 6.5(a).

                 If the value of the Participant's Vested benefit derived from Employer and Employee contributions does not exceed $5,000, the Administrator may immediately distribute such benefit without such Participant's consent. No distribution may be made under the preceding sentence after the Annuity Starting Date unless the Participant consents in writing to such distribution.

                 (d) Any consent required under (c) above shall meet the following requirements:

                     (1) No consent shall be valid unless the Participant has received the notice required by Section 6.5(a) or the general description of the material features of the optional forms of benefit available in accordance with Regulation 1.411(a)-11(c), as applicable.

                     (2) The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 6.5(e).

                     (3) Notice of the rights specified under this paragraph shall be provided no less than 30 days and no more than 90 days before the Annuity Starting Date.

                     (4) Written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the Annuity Starting Date.

                     (5) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

                     (6) Notwithstanding the foregoing, any such distribution may commence less than 30 days, subject to Section 6.5(a)(5), after the notice required under Regulation 1.411(a)-11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution. The Administrator may, on a uniform and nondiscriminatory basis, provide for other election periods that comply with Regulations under Code Sections 401(a)(11) and 417.

                 (e) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits, whether under the Plan or through the purchase of an annuity contract, shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

                     (1) Effective January 1, 1997, a Participant's benefits shall be distributed or must begin to be distributed to him not later than April l of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five (5) percent owner" at any time during the five (5) Plan Year period ending in the calendar year in which he attains age 70 1/2 or, in the case of a Participant who becomes a "five (5) percent owner" during any subsequent Plan Year, clause (ii) shall no longer apply and the required beginning date shall be the April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends. Such distributions shall be equal to or greater than any required distribution.

                     Distributions to a Participant must begin no later than the applicable April 1st as determined under the preceding paragraph and must be made over the life of the Participant (or the lives of the Participant and the Participant's designated Beneficiary) or a period certain not extending beyond the life expectancy of the Participant (or the life expectancies of the Participant and his designated Beneficiary) in accordance with Regulations.

                     (2) Distributions to a Participant and his Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.

                 (f) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse (other than in the case of a life annuity) shall be redetermined annually in accordance with Regulations. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

                 (g) All annuity Contracts under this Plan shall be non-transferable when distributed. Furthermore, the terms of any annuity Contract purchased and distributed to a Participant or spouse shall comply with all of the requirements of the Plan.

                 (h) If a distribution is made at a time when a Participant is not fully Vested in his Participant's Account and the Participant may increase the Vested percentage in such account:

                     (1) a separate account shall be established for the Participant's interest in the Plan as of the time of the distribution; and

                     (2) at any relevant time, the Participant's Vested portion of the separate account shall be equal to an amount ("X") determined by the formula:

                    X equals P (AB plus (R x D) ) - (R x D)

For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of distribution, and R is the ratio of the account balance at the relevant time to the account balance after distribution.

            6.6  DISTRIBUTION OF BENEFITS UPON DEATH

                 (a) Unless otherwise elected as provided below, a Vested Participant who dies before the Annuity Starting Date and who has a surviving spouse shall have the Pre-Retirement Survivor Annuity paid to his surviving spouse. The Participant's spouse may direct that payment of the Pre-Retirement Survivor Annuity commence within a reasonable period after the Participant's death. If the spouse does not so direct, payment of such benefit will commence at the time the Participant would have attained the later of his Normal Retirement Age or age 62. However, the spouse may elect a later commencement date. Any distribution to the Participant's spouse shall be subject to the rules specified in Section 6.6(g).

                 (b) Any election to waive the Pre-Retirement Survivor Annuity before the Participant's death must be made by the Participant in writing during the election period and shall require the spouse's irrevocable consent in the same manner provided for in Section 6.5(a)(2). Further, the spouse's consent must acknowledge the specific nonspouse Beneficiary. Notwithstanding the foregoing, the nonspouse Beneficiary need not be acknowledged, provided the consent of the spouse acknowledges that the spouse has the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right.

                 (c) The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant's death. An earlier waiver (with spousal consent) may be made provided a written explanation of the Pre-Retirement Survivor Annuity is given to the Participant and such waiver becomes invalid at the beginning of the Plan Year in which the Participant turns age 35. In the event a Vested Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service.

                 (d) With regard to the election, the Administrator shall provide each Participant within the applicable period, with respect to such Participant (and consistent with Regulations), a written explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required pursuant to Section 6.5(a)(4). For the purposes of this paragraph, the term "applicable period" means, with respect to a Participant, whichever of the following periods ends last:

                     (1) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

                     (2) A reasonable period after the individual becomes a Participant;

                     (3) A reasonable period ending after the Plan no longer fully subsidizes the cost of the Pre-Retirement Survivor Annuity with respect to the Participant;

                     (4) A reasonable period ending after Code Section 401(a)(11) applies to the Participant; or

                     (5) A reasonable period after separation from service in the case of a Participant who separates before attaining age 35. For this purpose, the Administrator must provide the explanation beginning one year before the separation from service and ending one year after such separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

                     For purposes of applying this Section 6.6(d), a reasonable period ending after the enumerated events described in paragraphs
(2), (3) and (4) is the end of the two year period beginning one year prior to the date the applicable event occurs, and ending one year after that date.

                 (e) If the present value of the Pre-Retirement Survivor Annuity derived from Employer and Employee contributions does not exceed $5,000, the Administrator shall direct the immediate distribution of such amount to the Participant's spouse. No distribution may be made under the preceding sentence after the Annuity Starting Date unless the spouse consents in writing. If the value exceeds $5,000, an immediate distribution of the entire amount of the Pre-Retirement Survivor Annuity may be made to the surviving spouse, provided such surviving spouse consents in writing to such distribution. Any written consent required under this paragraph must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with Section 6.5(a)(2).

                 (f) (1) To the extent the death benefit is not paid in the form of a Pre-Retirement Survivor Annuity, it shall be paid to the Participant's Beneficiary by either of the following methods, as elected by the Participant (or if no election has been made prior to the Participant's death, by his Beneficiary), subject to the rules specified in Section 6.6(g):

                     (2) One lump-sum payment in cash or in property.

                         (i) Payment in monthly, quarterly, semi-annual, or
annual cash installments over a period to be determined by the Participant or his Beneficiary. After periodic installments commence, the Beneficiary shall have the right to direct the Trustee to reduce the period over which such periodic installments shall be made, and the Trustee shall adjust the cash amount of such periodic installments accordingly.

                         (ii) Purchase of or providing an annuity. However,
such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary).

                     (3) In the event the death benefit payable pursuant to
Section 6.2 is payable in installments, then, upon the death of the Participant, the Administrator may direct the Trustee to segregate the death benefit into a separate account, and the Trustee shall invest such-segregated account separately, and the funds accumulated in such account shall be used for the payment of the installments.

                 (g) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder. If the death benefit is paid in the form of a Pre-Retirement Survivor Annuity, then distributions to the Participant's surviving spouse must commence on or before the later of:
(1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If it is determined pursuant to Regulations that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section
6.5 as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations (and distributions are not to be made in the form of a Pre-Retirement Survivor Annuity), then his death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs.

                 However, the 5-year distribution requirement of the preceding paragraph shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion may, at the election of the Participant (or the Participant's designated Beneficiary), be distributed over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such designated Beneficiary) provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died. However, in the event the Participant's spouse (determined as of the date of the Participant's death) is his Beneficiary, the requirement that distributions commence within one year of a Participant's death shall not apply. In lieu thereof, distributions must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant.

                 (h) For purposes of Section 6.6(g), the election by a designated Beneficiary to be excepted from the 5-year distribution requirement must be made no later than December 31st of the calendar year following the calendar year of the Participant's death. Except, however, with respect to a designated Beneficiary who is the Participant's surviving spouse, the election must be made by the earlier of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died or, if later, the calendar year in which the Participant would have attained age 70 1/2; or (2) December 31st of the calendar year which contains the fifth anniversary of the date of the Participant's death. An election by a designated Beneficiary must be in writing and shall be irrevocable as of the last day of the election period stated herein. In the absence of an election by the Participant or a designated Beneficiary, the 5-year distribution requirement shall apply.

                 (i) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse (other than in the case of a life annuity) shall be redetermined annually in accordance with Regulations. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

                 (j) Notwithstanding anything in this Section 6.6 or in
Section 6.5 to the contrary, with respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

            6.7  TIME OF SEGREGATION OR DISTRIBUTION

            Except as limited by Sections 6.5 and 6.6, whenever the Trustee is to make a distribution or to commence a series of payments the distribution may be made or begun as soon as is practicable. However, unless a Former Participant elects to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (b) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates his service with the Employer.

            6.8  DISTRIBUTION FOR MINOR BENEFICIARY

            In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

            6.9  LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

            In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the later of the Participant's attainment of age 62 or his Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored unadjusted for earnings or losses.

            6.10 PRE-RETIREMENT DISTRIBUTION

            At such time as a Participant shall have attained the age of 59-1/2 years, the Administrator, at the election of the Participant, shall direct the Trustee to distribute all or a portion of the amount then credited to the Participant's Account attributable to Salary Reduction Contributions, Employer Non-Elective Contributions made pursuant to Section 4.1(b) (Employer matching contributions), Employer Non-Elective Contributions made pursuant to
Section 4.1(c) (Employer discretionary contributions), and Employer Qualified Non-Elective Contributions made pursuant to Section 4.1(d) (Employer qualified discretionary contributions) maintained on behalf of the Participant. Any such distribution shall be made on a pro rata basis from the Participant's contribution sources in his Account with investment funds in each source being liquidated on a pro rata basis. However, no distribution from the portion of the Participant's Account attributable to the Employer Non-Elective Contribution made pursuant to Section 4.1(b) (Employer matching contributions) shall occur prior to 100% vesting of such portion.

            Pursuant to Section 4.11(d) of the Plan, a Participant may, at any time, elect to withdraw all or any of the portion of his Account attributable to the Participant's Rollover Contributions.

            A Participant may elect while in the employ of the Employer, to withdraw any or all of the portion of his Account which is attributable to his Voluntary Contributions and any earnings thereon, however only one such withdrawal of Voluntary Contributions may be made in any 12-month period.

            A Participant may elect, while in the employ of the Employer, to withdraw any or all of the portion of his Account attributable to the Employer's PAYSOP Contributions, however no distribution from the Employer's PAYSOP Contributions Account will occur before the end of the 84th month beginning after the month in which the PAYSOP Contributions were allocated to the Participant's Rite Aid Corporation common stock subaccount. In the event that such distribution is made, the Participant will continue to be eligible to participant in the Plan on the same basis as any other Participant.

            Any such distribution shall be made in accordance with Section 6.5.

            6.11 ADVANCE DISTRIBUTION FOR HARDSHIP

                 (a) The Administrator, at the election of the Participant, shall direct the Trustee to distribute to any Participant in any one Plan Year up to the lesser of 100% of his Participant's Account valued as of the last Valuation Date or the amount necessary to satisfy the immediate and heavy financial need of the Participant. However, a Participant will not be permitted to make a hardship withdrawal pursuant to this Section unless he has already withdrawn any amount credited to his Participant's Account attributable to Voluntary Contributions (and any earnings thereon). Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the Valuation Date immediately preceding the date of distribution, and the Participant's Account shall be reduced accordingly. Any hardship distribution shall be made on a pro rata basis from the Participant's contribution sources in his Account with investment funds in each source being liquidated on a pro rata basis. Withdrawal under this Section shall be authorized if the distribution is on account of:

                     (1) Expenses for medical care described in Code Section 213(d) previously incurred by the Participant, his spouse, or any of his dependents (as defined in Code Section 152) or necessary for these persons to obtain medical care;

                     (2) The costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

                     (3) Payment of tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, his spouse, children, or dependents;

                     (4) funeral expenses;

                     (5) payments necessary to prevent eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage on such residence; or

                     (6) such other circumstances as the Plan Administrator may determine within the intent of this Section.

                 (b) No distribution shall be made pursuant to this Section unless the Administrator determines a financial need on behalf of the Participant based upon all relevant facts and circumstances.

                 (c) In the event of such hardship withdrawal, the Participant may continue his participation in the Plan without interruption.

                 (d) Notwithstanding the above, distributions from the Participant's Account pursuant to this Section shall be limited solely to the Participant's total Deferred Compensation as of the date of distribution, reduced by the amount of any previous distributions pursuant to this Section and Section 6.10 (and not including any earnings thereon).

                 (e) Any such distribution shall be made in accordance with
Section 6.5.

            6.12 QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

            All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not separated from service and has not reached the "earliest retirement age" under the Plan. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. For the purposes of this Section, "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code Section 414(p).

            6.13 PROFIT SHARING EXCEPTION

            Notwithstanding any provisions of the Plan to the contrary, the sections in this Article VI regarding spousal consent and forms of distribution shall not apply if:

                 (a) a married Participant does not elect to receive benefits under the Plan in the form of a life annuity;

                 (b) the Participant is entitled to receive death benefits described in Section 6.6 or waives such benefit pursuant to election procedures as described in Section 6.6; and

                 (c) the Plan is not a direct or indirect transferee of a benefit from another qualified plan under which a life annuity form of payment would be required to be paid to the Participant or his surviving spouse.

                                 ARTICLE VII
                                    TRUSTEE

            7.1 BASIC RESPONSIBILITIES OF THE TRUSTEE

                 (a) The Trustee shall have the following categories of responsibilities:

                     (1) Consistent with the "funding policy and method" determined by the Employer, to invest, manage, and control the Plan assets subject, however, to the direction of a Participant with respect to his Participant Directed Accounts, the Employer or an Investment Manager appointed by the Employer or any agent of the Employer;

                     (2) At the direction of the Administrator, to pay benefits required under the Plan to be paid to Participants, or, in the event of their death, to their Beneficiaries; and

                     (3) To maintain records of receipts and disbursements and furnish to the Employer and/or Administrator for each Plan Year a written annual report per Section 7.7.

                 (b) In the event that the Trustee shall be directed by a Participant (pursuant to the Participant Direction Procedures), or the Employer, or an Investment Manager or other agent appointed by the Employer with respect to the investment of any or all Plan assets, the Trustee shall have no liability with respect to the investment of such assets, but shall be responsible only to execute such investment instructions as so directed.

                     (1) The Trustee shall be entitled to rely fully on the written instructions of a Participant (pursuant to the Participant Direction Procedures), or the Employer, or any Fiduciary or nonfiduciary agent of the Employer, in the discharge of such duties, and shall not be liable for any loss or other liability, resulting from such direction (or lack of direction) of the investment of any part of the Plan assets.

                     (2) The Trustee may delegate the duty to execute such instructions to any nonfiduciary agent, which may be an affiliate of the Trustee or any Plan representative.

                     (3) The Trustee may refuse to comply with any direction from the Participant in the event the Trustee, in its sole and absolute discretion, deems such directions improper by virtue of applicable law. The Trustee shall not be responsible or liable for any loss or expense which may result from the Trustee's refusal or failure to comply with any directions from the Participant.

                     (4) Any costs and expenses related to compliance with the Participant's directions shall be borne by the Participant's Directed Account, unless paid by the Employer.

                 (c) If there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.

            7.2  INVESTMENT POWERS AND DUTIES OF THE TRUSTEE

                 (a) Subject to the right of Participants to direct investment of their accounts as set forth in Section 4.14, the Trustee shall invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, stocks, common or preferred, bonds and other evidences of indebtedness or ownership, and real estate or any interest therein. The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by the Employer. In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; however, the Trustee shall give due regard to any limitations imposed by the Code or the Act.

                 (b) The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and record-keeping nature.

            7.3  OTHER POWERS OF THE TRUSTEE

            The Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of the Plan, shall have the following powers and authorities, to be exercised in the Trustee's sole discretion, subject to the right of Participants to direct investment of their accounts as set forth in Section 4.14:

                 (a) To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;

                 (b) To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

                 (c) To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property. However, the Trustee shall not vote proxies relating to securities for which it has not been assigned full investment management responsibilities. In those cases where another party has such investment authority or discretion, the Trustee will deliver all proxies to said party who will then have full responsibility for voting those proxies;

                 (d) To cause any securities or other property to be registered in the Trustee's own name or in the name of one or more of the Trustee's nominees, and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

                 (e) To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;

                 (f) To keep such portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

                 (g) To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

                 (h) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

                 (i) To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

                 (j) To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

                 (k) To apply for and procure from responsible insurance companies, to be selected by the Administrator, as an investment of the Trust Fund such annuity, or other Contracts (on the life of any Participant) as the Administrator shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity, or other Contracts; to collect, receive, and settle for the proceeds of all such annuity or other Contracts as and when entitled to do so under the provisions thereof;

                 (l) To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest in the Trustee's bank;

                 (m) To invest in Treasury Bills and other forms of United States government obligations;

                 (n) To invest in shares of investment companies registered under the Investment Company Act of 1940;

                 (o) To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange;

                 (p) To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;

                 (q) To pool all or any of the Trust Fund, from time to time, with assets belonging to any other qualified employee pension benefit trust created by the Employer or an affiliated company of the Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and such other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests;

                 (r) To appoint a nonfiduciary agent or agents to assist the Trustee in carrying out any investment instructions of Participants and of any Investment Manager or Fiduciary, and to compensate such agent(s) from the assets of the Plan, to the extent not paid by the Employer;

                 (s) To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

            7.4  LOANS TO PARTICIPANTS

                 (a) In accordance with a loan policy or procedures adopted by the Administrator, the Trustee may make loans to Participants from Participants' Accounts under the following circumstances: (1) loans shall be made available to all Participants on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants; (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; (5) shall provide for repayment over a reasonable period of time; (6) effective prior to January 1, 2002, three (3) outstanding loans are permitted for each Participant at a given time; and (7) loans may not be made from the Participant's Account attributable to Employer Non-Elective Contributions made pursuant to Section 4.1(b) of the Plan (Employer matching contributions). Effective January 1, 2002, a Participant is permitted to have only one (1) loan outstanding at a time, provided, however; that if, prior to January 1, 2002, a Participant had more than one (1) Plan loan outstanding, the Participant is permitted to continue such loans, but will not be permitted to take a new loan until all such loans have been repaid. For purposes of determining how many outstanding loans a Participant has, a loan that is in default shall be considered outstanding.

                 (b) Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Participant) shall be limited to the lesser of:

                     (1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

                     (2) one-half (1/2) of the present value of the non-forfeitable accrued benefit of the Participant under the Plan.

                     For purposes of this limit, all plans of the Employer shall be considered one plan.

                 (c) Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five
(5) years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant shall provide for periodic repayment over a reasonable period of time that may not exceed twenty (20) years. Effective with respect to loans made on and after January 1, 2002, the twenty-year maximum repayment period described in the prior sentence shall be reduced to a period not to exceed ten (10) years. For this purpose, a principal residence has the same meaning as a principal residence under Code
Section 1034.

                 (d) Any loans granted or renewed shall be made pursuant to a Participant loan program. Such loan program shall be established in writing and must include, but need not be limited to, the following:

                     (1) the identity of the person or positions authorized to administer the Participant loan program;

                     (2) a procedure for applying for loans;

                     (3) the basis on which loans will be approved or denied;

                     (4) limitations, if any, on the types and amounts of loans offered;

                     (5) the procedure under the program for determining a reasonable rate of interest;

                     (6) the types of collateral which may secure a Participant loan; and

                     (7) the events constituting default and the steps that will be taken to preserve Plan assets.

                 Such Participant loan program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan. Furthermore, such Participant loan program may be modified or amended in writing from time to time without the necessity of amending this Section.

            7.5  DUTIES OF THE TRUSTEE REGARDING PAYMENTS

            At the direction of the Administrator, the Trustee shall, from time to time, in accordance with the terms of the Plan, make payments out of the Trust Fund. The Trustee shall not be responsible in any way for the application of such payments.

            7.6  TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES

            The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Employer and the Trustee. An individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from the Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

            7.7  ANNUAL REPORT OF THE TRUSTEE

            Within a reasonable period of time after the later of the Anniversary Date or receipt of the Employer contribution for each Plan Year, the Trustee shall furnish to the Employer and Administrator a written statement of account with respect to the Plan Year for which such contribution was made setting forth:

                 (a) the net income, or loss, of the Trust Fund;

                 (b) the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

                 (c) the increase, or decrease, in the value of the Trust
Fund;

                 (d) all payments and distributions made from the Trust Fund;
and

                 (e) such further information as the Trustee and/or Administrator deems appropriate. The Employer, forthwith upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof. Failure by the Employer to disapprove any such statement of account within thirty (30) days after its receipt thereof shall be deemed an approval thereof. The approval by the Employer of any statement of account shall be binding as to all matters embraced therein as between the Employer and the Trustee to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties; provided, however, that nothing herein contained shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

            7.8  AUDIT

                 (a) If an audit of the Plan's records shall be required by the Act and the regulations thereunder for any Plan Year, the Administrator shall direct the Trustee to engage on behalf of all Participants an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustee a report of his audit setting forth his opinion as to whether any statements, schedules or lists that are required by Act Section 103 or the Secretary of Labor to be filed with the Plan's annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently. All auditing and accounting fees shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund.

                 (b) If some or all of the information necessary to enable the Administrator to comply with Act Section 103 is maintained by a bank, insurance company, or similar institution, regulated and supervised and subject to periodic examination by a state or federal agency, it shall transmit and certify the accuracy of that information to the Administrator as provided in Act Section 103(b) within one hundred twenty (120) days after the end of the Plan Year or by such other date as may be prescribed under regulations of the Secretary of Labor.

            7.9  RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE

                 (a) The Trustee may resign at any time by delivering to the Employer, at least thirty (30) days before its effective date, a written notice of his resignation.

                 (b) The Employer may remove the Trustee by mailing by registered or certified mail, addressed to such Trustee at his last known address, at least thirty (30) days before its effective date, a written notice of his removal.

                 (c) Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Employer; and such successor, upon accepting such appointment in writing and delivering same to the Employer, shall, without further act, become vested with all the estate, rights, powers, authority, and duties of his predecessor with like respect as if he were originally named as a Trustee herein. Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.

                 (d) The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, become vested with all the estate, rights, powers, authority, and duties of his predecessor with the like effect as if he were originally named as Trustee herein immediately upon the death, resignation, incapacity, or removal of his predecessor.

                 (e) Whenever any Trustee hereunder ceases to serve as such, he shall furnish to the Employer and Administrator a written statement of account with respect to the portion of the Plan Year during which he served as Trustee. This statement shall be either (i) included as part of the annual statement of account for the Plan Year required under Section 7.7 or (ii) set forth in a special statement. Any such special statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Plan Year. The procedures set forth in Section 7.7 for the approval by the Employer of annual statements of account shall apply to any special statement of account rendered hereunder and approval by the Employer of any such special statement in the manner provided in Section 7.7 shall have the same effect upon the statement as the Employer's approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by Section 7.7 and this subparagraph.

            7.10 TRANSFER OF INTEREST

            Notwithstanding any other provision contained in this Plan, the Trustee at the direction of the Administrator shall transfer the Vested interest, if any, of such Participant in his account to another trust forming part of a pension, profit sharing or stock bonus plan maintained by such Participant's new employer and represented by said employer in writing as meeting the requirements of Code Section 401(a), provided that the trust to which such transfers are made permits the transfer to be made.

            7.11 DIRECT ROLLOVER

                 (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution that is equal to at least $500 paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                 (b) For purposes of this Section the following definitions shall apply:

                     (1) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any other distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any other distribution that is reasonably expected to total less than $200 during a year; and any hardship distribution described in Code section 401(k)(2)(B)(i)(IV). Effective for distributions made after December 31, 2001, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

                     (2) Effective for distributions made prior to January 1, 2002, an eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity. Effective for distributions made after December 31, 2001, an eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a), an annuity contract described in Code Section 403(b), or an eligible plan under Code Section 457(b) (maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state), where the plan sponsor agrees to accept the distributee's eligible rollover distribution and, in the case of a 457(b) plan or 403(b) annuity contract, also agrees to separately account for such transferred amounts; the definition of an eligible retirement plan shall also apply in the case of a eligible rollover distribution to a surviving spouse or to a spouse or former spouse who is an alternate payee, as defined in Code
Section 414(p).

                     (3) A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code
Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

                     (4) A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

            7.12 EMPLOYER SECURITIES AND REAL PROPERTY

            The Trustee shall be empowered to acquire and hold "qualifying Employer securities" and "qualifying Employer real property," as those terms are defined in the Act, provided, however, that the Trustee shall not be permitted to acquire any qualifying Employer securities or qualifying Employer real property if, immediately after the acquisition of such securities or property, the fair market value of all qualifying Employer securities and qualifying Employer real property held by the Trustee hereunder should amount to more than l00% of the fair market value of all the assets in the Trust Fund.

                                 ARTICLE VIII
                      AMENDMENT, TERMINATION AND MERGERS

            8.1  AMENDMENT

                 (a) The Employer shall have the right at any time to amend the Plan, subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustee, other than an amendment to remove the Trustee, may only be made with the Trustee's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the Trust provisions contained herein are a part of the Plan and the amendment affects the duties of the Trustee hereunder. Notwithstanding the foregoing, the Administrator, or other committee or individual authorized by the Employer, shall have the right to amend any Appendix to the Plan as it deems necessary with respect to rules regarding employees affected by acquisitions and dispositions.

                 (b) No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

                 (c) Except as otherwise permitted by Regulations or other guidance published by the Internal Revenue Service, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective to the extent it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code Section 411(d)(6)(A) and Section 1.411(d)-4 of the Regulations, early retirement benefits and retirement-type subsidies, and optional forms of benefit.

            8.2  TERMINATION

                 (a) The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants' Accounts shall become 100% Vested as provided in Section 6.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

                 (b) Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Section 6.5. Distributions to a Participant shall be made in cash or in property or through the purchase of irrevocable nontransferable deferred commitments from an insurer. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of "Section 411(d)(6) protected benefits" in accordance with Section 8.1(c).

            8.3  MERGER OR CONSOLIDATION

            This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 8.1(c).

                                  ARTICLE IX
                                   TOP HEAVY

            9.1  TOP HEAVY PLAN REQUIREMENTS

            For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 6.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Section 4.4 and 9.3 of the Plan.

            9.2  DETERMINATION OF TOP HEAVY STATUS

                 (a) This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

                 If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy Plan.

                 (b) Aggregate Account: A Participant's Aggregate Account as of the Determination Date is the sum of:

                     (1) his Participant's Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date;

                     (2) an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the Valuation Date but due on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year.

                     (3) any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the Valuation Date. Notwithstanding anything herein to the contrary, all distributions, including distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant's account balance because of death shall be treated as a distribution for the purposes of this paragraph.

                     (4) any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance.

                     (5) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant's Aggregate Account balance.

                     (6) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

                     (7) For the purposes of determining whether two employers are to be treated as the same employer in (5) and (6) above, all employers aggregated under Code Section 414(b), (c), (m) and (o) are treated as the same employer.

                 (c) "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

                     (1) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each qualified plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other qualified plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

                     In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

                     (2) Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

                     In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

                     (3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

                     (4) An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

                 (d) "Determination Date" means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

                 (e) Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

                 (f) "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

                     (1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

                     (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group,

                              exceeds sixty percent (60%) of a similar sum determined for all Participants.

           9.3  TOP-HEAVY DETERMINATION FOR PLAN YEARS BEGINNING JANUARY 1, 2002

           Notwithstanding anything in the Plan to the contrary, this Section
9.3 shall apply for purposes of determining whether the Plan is a top-heavy plan under section 416(g) of the Code for Plan Years beginning after December 31, 2001, and for determining whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years.

                 (a) Key Employee shall mean any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1- percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

                 (b) This subsection (b) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

                     (1) Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

                 (c) Employees not performing services during year ending on the determination date. The accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

                 (d) Minimum contribution. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. Employer matching contributions that are used to satisfy the minimum contribution requirements may nevertheless be treated as matching contributions for purposes of the Actual Contribution Percentage test and other requirements of Section 401(m) of the Code.

                                  ARTICLE X
                                 MISCELLANEOUS

            10.1 PARTICIPANT'S RIGHTS

            This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

            10.2 MILITARY SERVICE

            Effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code.

            10.3 ALIENATION

                 (a) Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

                 (b) This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, as a result of a loan from the Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount distributed as shall equal such loan indebtedness shall be paid by the Trustee to the Trustee or the Administrator, at the direction of the Administrator, to apply against or discharge such loan indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such loan indebtedness is to be so paid in whole or part from his Participant's Account. If the Participant or Beneficiary does not agree that the loan indebtedness is a valid claim against his Vested Participant's Account, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 2.8 and 2.9.

                 (c) This provision shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

                 (d) Furthermore, with respect to judgments, orders, decrees issued and settlement agreements entered into on or after August 5, 1997, as described in Code Section 401(a)(13)(C), a Participant's benefit may be reduced if a court order or requirement to pay arises from: (1) a judgment of conviction for a crime involving the Plan; (2) a civil judgment (or consent order or decree) that is entered by a court in an action brought in connection with a breach (or alleged breach) of fiduciary duty under ERISA; or (3) a settlement agreement entered into by the Participant and either the Secretary of Labor or the Pension Benefit Guaranty Corporation in connection with a breach of fiduciary duty under ERISA by a fiduciary or any other person. The court order, judgment, decree, or settlement agreement must specifically require that all or part of the amount to be paid to the Plan be offset against the Participant's Plan benefits. If the survivor annuity requirements of Code Section 401(a)(11) apply with respect to distributions from the Plan to the Participant and the Participant has a spouse at the time at which the offset is to be made, such offset shall not be made unless the Plan complies with Code Section 401(a)(13)(C)(ii).

                 (e) If the survivor annuity requirements of Code Section 401(a)(11) apply with respect to distributions from the Plan to the Participant and the Participant has a spouse at the time at which the offset is to be made, such offset shall not be made unless the Plan complies with Code Section 401(a)(13)(C)(ii).

            10.4 CONSTRUCTION OF PLAN

            This Plan and Trust shall be construed and enforced according to the Act and Code and the laws of the Commonwealth of Pennsylvania, other than its laws respecting choice of law, to the extent not preempted by the Act.

            10.5 GENDER AND NUMBER

            Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

            10.6 LEGAL ACTION

            In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

            10.7 PROHIBITION AGAINST DIVERSION OF FUNDS

                 (a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Retired Participants, or their Beneficiaries.

                 (b) In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

            10.8 BONDING

            Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Act Section 412(a)(2)), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

            10.9 EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE

            Neither the Employer, the Administrator, nor the Trustee, nor their successors shall be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

            10.10 INSURER'S PROTECTIVE CLAUSE

            Any insurer who shall issue Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

            10.11 RECEIPT AND RELEASE FOR PAYMENTS

            Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

            10.12 ACTION BY THE EMPLOYER

            Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

            10.13 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

            The "named Fiduciaries" of this Plan are (1) the Employer, (2) the Administrator and (3) the Trustee. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan or as accepted by or assigned to them pursuant to any procedure provided under the Plan, including but not limited to any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, unless otherwise indicated herein or pursuant to such agreements, the Employer shall have the duties specified in Article II hereof, as the same may be allocated or delegated thereunder, including but not limited to the responsibility for making the contributions provided for under Section 4.1; and shall have the authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the responsibility for the administration of the Plan, including but not limited to the items specified in Article II of the Plan, as the same may be allocated or delegated thereunder. The Administrator shall act as the named Fiduciary responsible for communicating with the Participant according to the Participant Direction Procedures. The Trustee shall have the responsibility of management and control of the assets held under the Trust, except to the extent directed pursuant to Article II or with respect to those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan and any agreement with the Trustee. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity. In the furtherance of their responsibilities hereunder, the "named Fiduciaries" shall be empowered to interpret the Plan and Trust and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive.

            10.14 HEADINGS

            The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

            10.15 APPROVAL BY INTERNAL REVENUE SERVICE

                 (a) Notwithstanding anything herein to the contrary, contributions to this Plan are conditioned upon the initial qualification of the Plan under Code Section 401. If the Plan receives an adverse determination with respect to its initial qualification, then the Plan may return such contributions to the Employer within one year after such determination, provided the application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

                 (b) Notwithstanding any provisions to the contrary, except Sections 3.5, 3.6, and 4.1(d), any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

            10.16 UNIFORMITY

            All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

            10.17 USE OF ELECTRONIC MEDIA

            Notwithstanding anything in the Plan to the contrary, any requirement for written notification, election or consent by the Employer, Administrator, a Participant or a Beneficiary, as the case may be, under the Plan may be validly made by an electronic medium to the extent permitted under Regulations and the Act.

                                EXECUTION PAGE

         IN WITNESS WHEREOF, this Plan has been signed by a duly authorized officer on this 21st day of December, 2001.

                                            RITE AID CORPORATION


                                            By: /s/ Keith W. Lovett
                                                -----------------------
                                                Senior Vice President

         IN WITNESS WHEREOF, this Plan has been signed by the below named individual, duly appointed by Rite Aid Corporation to act as Plan Trustee, on this 20 day of December, 2001.


                                            /s/ Richard Varmecky
                                            ------------------------------
                                            Richard Varmecky, as TRUSTEE

                                  APPENDIX A

             SPECIAL RULES REGARDING ACQUISITIONS AND DISPOSITIONS

            To the extent set out in this Appendix A, special rules shall apply to Participants in connection with acquisitions and dispositions. No transfer of accounts or merger of plans into the Plan described in this Section will result in the elimination or reduction of Code Section 411(d)(6) protected benefits.

            (a) Laverdiere's Enterprises Transaction. Effective September 9, 1994 (the "Laverdiere's Acquisition Date"), the Employer purchased Laverdiere's Enterprises, and Laverdiere's Enterprises employees became employees of the Employer (the "Transferred Laverdiere's Employees"). Effective August 15, 1995 (the "Laverdiere's Transfer Date"), Transferred Laverdiere's Employees' accounts in the Laverdiere's Enterprises Profit Sharing Plan and Trust (the "Laverdiere's Plan") were transferred into the Plan pursuant to a trustee-to-trustee transfer. As of the Laverdiere's Transfer Date, all Transferred Laverdiere's Employees who were participants in the Laverdiere's Plan are subject to the terms of the Plan. Also, as of the Laverdiere's Acquisition Date any Transferred Laverdiere's Employee who was a participant in the Laverdiere's Plan is automatically eligible to participate in the Plan. All other Transferred Laverdiere's Enterprises employees will be eligible to participate in the Plan after meeting generally applicable eligibility requirements.

            (b) Perry Drug Stores, Inc. Transaction. Effective January 27, 1995 (the "Perry Drug Acquisition Date"), the Employer purchased Perry Drug Stores, Inc. Effective May 1, 1995 (the "Perry Drug Merger Date"), the Perry Drug Stores Thrift Incentive Plan (the "Perry Plan") was merged into the Plan and all participant accounts in the Perry Plan were transferred to the Plan pursuant to a trustee-to-trustee transfer. As of the Perry Drug Merger Date, all participants in the Perry Plan are subject to the terms of the Plan and are 100% vested in all Employer Contributions. Also, as of the Perry Drug Merger Date any Employee who was a participant in the Perry Plan prior to the Merger Date is automatically eligible to participate (with the exclusion of Perry Drug Stores, Inc. union warehouse employees) in the Plan after meeting generally applicable eligibility requirements.

            (c) Maxi Drug Inc. Transaction. Effective October 4 and 5, 1995 (the "Maxi Drug Acquisition Date"), the Employer purchased certain Maxi Drug Inc. retail drug stores, and Maxi Drug Inc. employees of such stores became employees of the Employer (the "Transferred Maxi Drug Employees"). Effective February 1, 1996 (the "Maxi Drug Transfer Date"), Transferred Maxi Drug Employees' accounts in the Maxi Drug Inc. Employee's Thrift 401(k) Profit Sharing Plan (the "Maxi Drug Plan") were transferred to the Plan pursuant to a trustee-to-trustee transfer. As of the Maxi Drug Transfer Date, all Transferred Maxi Drug Employees who were participants in the Maxi Drug Plan are subject to the terms of the Plan. Effective on the Maxi Drug Transfer Date, all Matching and Profit Sharing Contributions transferred pursuant to the trustee-to-trustee transfer are eligible for a Pre-Retirement Distribution pursuant to Section 6.10 of the Plan.

            As of the Maxi Drug Acquisition Date, all participants in the Maxi Drug Plan who are Transferred Maxi Drug Employees are automatically eligible to participate in the Plan, and are 100% vested in all Employer Matching and Profit Sharing Contributions. All other Transferred Maxi Drug Employees will be eligible to participate in the Plan after meeting generally applicable eligibility requirements.

            (d) White Shield, Inc. Transaction. Effective January 3, 1996 (the "White Shield Acquisition Date"), the Employer purchased White Shield, Inc., and White Shield, Inc. employees became employees of the Employer (the "Transferred White Shield Employees"). As of the White Shield Acquisition Date, all Transferred White Shield Employees who participated in the White Shield, Inc. Salary Savings Plan are automatically eligible to participate in the Plan on such date. All other Transferred White Shield Employees will be eligible to participate in the Plan after meeting generally applicable eligibility requirements.

            (e) Thrifty PayLess, Inc. Transaction. Effective December 12, 1996 (the "Thrifty Acquisition Date"), the Employer purchased Thrifty PayLess, Inc. ("Thrifty"), and Thrifty employees became employees of the Employer (the "Transferred Thrifty Employees"). Effective October 10, 1998 (the "Thrifty Merger Date"), the Rite Aid Corporation Profit Sharing and 401(k) Retirement Savings Plan and Trust Agreement for Former Employees of Thrifty PayLess, Inc. and Its Affiliates (the "Thrifty Plan") was merged into the Plan and all participant accounts in the Thrifty Plan were transferred to the Plan pursuant to a trustee-to-trustee transfer. As of the Thrifty Merger Date, all participants in the Thrifty Plan are subject to the terms of the Plan, subject to the following special rules:

                 (1) As of the Thrifty Acquisition Date all Transferred Thrifty Employees who participated in the Thrifty Plan are automatically eligible to participate in the Plan on such date. All other Transferred Thrifty Employees will be eligible to participate in the Plan after meeting generally applicable eligibility requirements.

                 (2) For purposes of determining vesting, a Transferred Thrifty Employee's Period of Service shall be no less than the years of vesting service calculated in accordance with the transition rules set forth in Section 1.410(a)-7(f) and (g) of the Treasury Regulations.

                 (3) For purposes of Section 6.5(b)(2), the minimum payment amount is zero. In addition, a Transferred Thrifty Employee may elect a lump sum payment in the form of whole shares of Pacific Enterprises Stock fund to the extent invested in the Pacific Enterprises Stock fund as of the Thrifty Merger Date.

                 (4) For purposes of Section 6.10, a Transferred Thrifty Employee who is on a disability leave of absence (as defined under the Thrifty
Plan) as of the Merger Date may also withdraw amounts from his or her ASRE/JCRE/ASC Account (as defined under the Thrifty Plan), excluding any portion of such account invested in the Confederation Life GIC Fund until the fund is no longer restricted for this purpose. There may be no more than one such withdrawal permitted in any 12-month period.

                 (5) A Transferred Thrifty Employee shall continue to vest in his Profit Sharing Account (as defined under the Thrifty Plan) transferred from the Thrifty Plan as of the Thrifty Merger Date as follows:

                 Period of Vesting Service        Vested Percentage
                 -------------------------        -----------------
                  less than 3 years                       0%
                  3 but less than 4 years                20%
                  4 but less than 5 years                40%
                  5 but less than 6 years                60%
                  6 but less than 7 years                80%
                  7 or more years                       100%

                     A Transferred Thrifty Employee shall continue to be 100% vested in his accrued Employer Matching Account transferred from the Thrifty Plan as of the Thrifty Merger Date. However, all contributions made under the Plan after the Thrifty Merger Date shall vest in accordance with Section 6.4 of the Plan.

                     Notwithstanding any other provision contained in this Plan, the above vesting schedule is modified as follows: A Transferred Thrifty Employee who terminates service with the Employer for any reason before becoming 100% vested in his Profit Sharing Account shall receive credit for a Period of Service for purposes of vesting in his Profit Sharing Account for the 12-month computation period in which he or she terminated, provided such Participant had completed five (5) months of service (counting all months in which a Participant completed one Hour of Service as a month of service) in such 12-month computation period.

                     (6) To the extent the Thrifty Plan provided for a qualified joint and survivor annuity under Section 401(a)(11) of the Code as the normal form of benefit, such requirements shall no longer apply on or after the Thrifty Merger Date. Accordingly, distributions on or after such date shall comply with Article VI of the Plan.

                 (f) K & B, Incorporated Transaction. Effective August 27, 1997 (the "K & B Acquisition Date"), the Employer purchased K & B, Incorporated ("K & B"), and K & B employees became employees of the Employer (the "Transferred K & B Employees"). Effective October 10, 1998 (the "K & B Merger Date"), the K & B Thrift Plan (the "K & B Plan") was merged into the Plan and all participant accounts in the K & B Plan were transferred to the Plan pursuant to a trustee-to-trustee transfer. As of the K & B Merger Date, all participants in the K & B Plan are subject to the terms of the Plan, subject to the following special rules:

                     (1) As of the K & B Acquisition Date all Transferred K & B Employees who participated in the K & B Plan are automatically eligible to participate in the Plan on such date. All other Transferred K & B Employees will be eligible to participate in the Plan after meeting generally applicable eligibility requirements.

                     (2) For purposes of determining vesting, a Transferred K & B Employee's Period of Service shall be no less than the years of vesting service calculated in accordance with the transition rules set forth in section 1.410(a)-7(f) and (g) of the Treasury Regulations.

                     (3) For purposes of Section 6.5(b)(2), the minimum payment amount is zero.

                     (4) For purposes of Section 6.10, a Transferred K & B Employee may also withdraw the portion of his or her account attributable to earnings on his or her Payroll Reduction.

                     Contributions (as defined under the K & B Plan) accrued up to the K & B Merger Date, and the restriction limiting withdrawals of Voluntary Contributions to one in any 12-month period shall not apply.

                     (5) A Transferred K & B Employee shall continue to vest in his Company Contributions (as defined under the K & B Plan) transferred from the K & B Plan as of the K & B Merger Date as follows:

                 Period of Service                Vested Percentage
                 -----------------                -----------------
                 Fewer than 5 years                          0%
                 5 or more years                           100%

                     However, all contributions made under the Plan after the K & B Merger Date shall vest in accordance with Section 6.4 of the Plan. Any participant in the K & B Plan who has a Termination of Employment (as defined under the K&B Plan) as a result of the sale of K & B to Rite Aid shall be 100% vested in his or her account attributable to Company Contributions.

                     Notwithstanding any other provision contained in this Plan, the above vesting schedule is modified as follows: A Transferred K&B Employee who terminates service with the Employer for any reason before becoming 100% vested in his Company Contributions shall receive credit for a Period of Service for purposes of vesting in his Company Contributions for the 12-month computation period in which he or she terminated, provided such Participant had completed five (5) months of service (counting all months in which a Participant completed one Hour of Service as a month of service) in such 12-month computation period.

                 (g) Harco, Inc. Transaction. Effective August 27, 1997 (the "Harco Acquisition Date"), the Employer purchased Harco, Inc. ("Harco"), and Harco employees became employees of the Employer (the "Transferred Harco Employees"). Effective October 10, 1998 (the "Harco Merger Date"), the Harco/Carport 401(k) Plan (the "Harco Plan") was merged into the Plan and all participant accounts in the Harco Plan were transferred to the Plan pursuant to a trustee-to-trustee transfer. As of the Harco Merger Date, all participants in the Harco Plan are subject to the terms of the Plan, subject to the following special rules:

                     (1) As of the Harco Acquisition Date all Transferred Harco Employees who participated in the Harco Plan are automatically eligible to participate in the Plan on such date. All other Transferred Harco Employees will be eligible to participate in the Plan after meeting generally applicable eligibility requirements.

                     (2) For purposes of determining vesting, a Transferred Harco Employee's Period of Service shall be no less than the years of vesting service calculated in accordance with the transition rules set forth in
Section 1.410(a)-7(f) and (g) of the Treasury Regulations.

                     (3) For purposes of Section 6.5(b)(2), the minimum payment amount is zero.

                     (4) A Transferred Harco Employee shall continue to vest in his employer Non-Elective Contributions (as defined under the Harco Plan) transferred from the Harco Plan as of the Harco Merger Date as follows:

                      Period of Service                 Vested Percentage
                      -----------------                 -----------------
                       0-4 years                               0%
                       5 or more years                       100%

                     However, all contributions made under the Plan after the Harco Merger Date shall vest in accordance with Section 6.4 of the Plan.

                     Notwithstanding any other provision contained in this Plan, the above vesting schedule is modified as follows: A Transferred Harco Employee who terminates service with the Employer for any reason before becoming 100% vested in his Non-Elective Contributions shall receive credit for a Period of Service for purposes of vesting in his Non-Elective Contributions for the 12-month computation period in which he or she terminated, provided such Participant had completed five (5) months of service (counting all months in which a Participant completed one Hour of Service as a month of service) in such 12-month computation period.

                 (h) Nelson's Drug Store, Inc. 401(k) Profit Sharing Plan Participants. Participants who have a portion of their Plan Account attributable to amounts contributed on their behalf under the Nelson's Drug Store, Inc. 401(k) Profit Sharing Plan ("Nelson's Account") shall continue to vest in the non-vested portion of their Nelson's Account in accordance with the vesting schedule provided under the Nelson's Plan, as follows:

                  Years of Service                    Vested Percentage
                  ----------------                    -----------------
                  Less than 3 years                              0%
                  3 but less than 4 years                       20%
                  4 but less than 5 years                       40%
                  5 but less than 6 years                       60%
                  6 but less than 7 years                       80%
                  7 or more years                             100%

                 For purposes of determining the vested percentage of Participants' Nelson's Accounts, vesting service shall be calculated in accordance with the transition rules set forth in Section 1.410(a)-7(f) and
(g) of the Treasury Regulations (relating to transitioning from the general method to the elapsed time method of crediting service).

                 To the extent otherwise permitted under Section 6.10 with respect to Participant Accounts, Participants with Nelson's Accounts may withdraw the portion of their Nelson's Account attributable to elective contributions and employer matching and discretionary contributions which are 100% vested. For purposes of distributions under Plan Section 6.11, Participants with Nelson's Accounts may withdraw any portion of their Account attributable to elective deferral contributions made under the Nelson's Drug Store, Inc. 401(k) Profit Sharing Plan to the same extent that Deferred Compensation may be distributed pursuant to Section 6.11.

                                  APPENDIX B

                      AMENDMENTS TO CERTAIN MERGED PLANS

                  The following amendments were made in conjunction with the Rite Aid Employee Investment Opportunity Plan ("Plan") restatement, effective as of October 10, 1998, to effectuate the merger of the plans listed in this Appendix B with the Plan.

I. The Rite Aid Corporation Profit Sharing and 401(k) Retirement Savings Plan and Trust Agreement for Former Employees of Thrifty PayLess, Inc. and Its Affiliates, formerly known as the Thrifty PayLess, Inc. Profit
Sharing and 401(k) Retirement Savings Plan, (the "Thrifty Plan")

The Thrifty Plan is amended, effective January 1, 1998 (unless otherwise indicated), as follows:

1. New Section 1.19A of the Thrifty Plan is added to read as follow:

1.19A "Early Retirement Date". The first day of the month coinciding with or following the date upon which a Participant attains the age of fifty-five (55) years and has completed at least 6 Years of Service. A Participant shall become fully vested upon satisfying this requirement if still employed at his or her Early Retirement Date.

2. Section 1.63 of the Thrifty Plan is amended to read as follows:

1.63     "Years of Vesting Service".

(a) Determined by Periods of Service. A Period of Service is the aggregate of all periods commencing with the Employee's first day of employment or reemployment with the Employer and ending on the date a 1-Year Break in Service begins. The first day of employment or reemployment is the first day the Employee performs an Hour of Service. An Employee will also receive partial credit for any Period of Severance if less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days. A 1-Year Break in Service means a Period of Severance of at least 12 consecutive months. A Period of Severance means a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from service. In the case of an individual who is absent from work for maternity or paternity reasons, the 12 consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a 1-Year Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (I) by reason of the pregnancy of the individual, (II) by reason of the birth of a child of the individual,
(III) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (IV) for purposes of caring for such child for a period beginning immediately following such birth or placement.

(b) Notwithstanding the above, to the extent required under section 1.410(a)-7(g) of the Regulations, a Participant's total Years of Vesting Service shall not be less than the Years of Vesting Service calculated by adding (I) the number of Years of Vesting Service calculated through the end of the 1997 Plan Year under (c) below, plus (II) for the 1998 Plan Year, the greater of (A) the Period of Service for the Participant calculated under (a) above or (B) the service taken into account under the method prescribed in (c) below, plus (III) the Period of Service for Plan Years following 1998 calculated under (a) above. In addition, notwithstanding anything herein to the contrary, a Transferred Thrifty Employee (as defined in Appendix A to the Plan) who terminates service with the Employer for any reason before becoming 100% vested in his Profit Sharing Account shall receive credit for a Period of Service for purposes of vesting in his Profit Sharing Account for the 12-month computation period in which he or she terminated, provided such Participant had completed five (5) months of service (counting all months in which a Participant completed one Hour of Service as a month of service) in such 12-month computation period.

(c) For purposes of determining Years of Vesting Service prior to January 1, 1998 and as required under (b) above, Year of Vesting Service means a 12 consecutive month period ending on the last day of a Plan Year in which an Employee is credited with at least 1,000 Hours of Service. An Employee shall be credited with a Year of Vesting Service at such time as he or she is credited with 1,000 Hours of Service during such 12 consecutive month period.

(d) Years of Vesting Service shall include service credited prior to September 17, 1966, the original effective date of the Thrifty PayLess, Inc. Profit Sharing Plan.

3. Section 7.1 of the Thrifty Plan is amended, effective December 7, 1998, by deleting the third sentence thereunder.

4. The first paragraph of Section 7.2 of the Thrifty Plan is amended, effective December 7, 1998, by deleting the phrase "for (1) his or her Profit Sharing Account which shall be entirely invested in the TPI Profit Sharing Fund and (2)", and the third paragraph is amended, effective December 7, 1998, by deleting the phrase "maximum, if any, as of the Effective Date is set forth in Appendix C, and".

5. Section 7.4 of the Thrifty Plan is amended, effective December 7, 1998, by replacing the phrase "The Investment Fund specified as of the Effective Date is set forth in Appendix C, and" with the phrase "This Investment Fund".

6. Section 8.2 of the Thrifty Plan is amended by replacing the term "Normal Retirement Date" with the phrase "Early Retirement Date or Normal Retirement Date".

7. Section 9.5(a) of the Thrifty Plan is amended by replacing "$500" with "$1,000".

8. Section 9.6 of the Thrifty Plan is amended by replacing the term "two" with the term "three".

9. Section 9.9 of the Thrifty Plan is amended by replacing the term "10" with the term "20".

10. Section 10.7(b) of the Thrifty Plan is amended by (i) deleting paragraphs
(5) and (6), (ii) replacing the punctuation mark ";" after paragraph (3) with the phrase "; or", and (iii) amending subsection (b)(4) to read as follows:

(4) such other circumstances as the Administrator may determine within the intent of this Section.

11. Section 10.7(c) of the Thrifty Plan is amended to read as follows:

(c) No distribution shall be made pursuant to this Section unless the Administrator determines a financial need on behalf of the Participant based upon all relevant facts and circumstances.

12. Section 10.7(f) of the Thrifty Plan is amended to read as follows:

(f) In the event of such hardship withdrawal, the Participant may continue his participation in the Plan without interruption.

13. The listing of Accounts in Section 10.10(b) of the Thrifty Plan is amended to read as follows:

Rollover Account
401(k) Account
Employer Matching Account
Profit Sharing Account
Prior Profit Sharing Account
Prior ESOP Account
Prior After-Tax Account

14. Section 11.1 of the Thrifty Plan is amended, effective as of December 7, 1998, by deleting the second paragraph thereunder.

15. Section 11.6 of the Thrifty Plan is amended by replacing the phrase "Normal Retirement Date or retires, whichever is later" with the phrase "Early Retirement Date, Normal Retirement Date or retires, whichever is latest".

16. Section 16.2 of the Thrifty Plan is amended, effective as of December 7, 1998, by deleting the last paragraph thereunder, and amending Section 16.2(f), to read as follows:

(f) Pacific Enterprises Stock, subject to the following limitations: A Participant's existing investment in such stock as of the Effective Date, and earnings thereon, may continue to be invested in the Pacific Enterprises Stock until the Participant otherwise directs or, if earlier, the date the Pacific Enterprises Stock fund is liquidated in accordance with the direction of the Administrator. Pacific Enterprises Stock is not otherwise designated as available for investment by Participants, except to the extent described in this paragraph.

17. Effective as of December 7, 1998, Appendix C of the Thrifty Plan is deleted.

II. The K & B Thrift Plan (the "K & B Plan")

The K & B Plan is amended, effective January 1, 1998 (unless otherwise indicated), as follows:

18. New Section 2.10A is added to the K & B Plan to read as follows:

2.10A Early Retirement Age. The first day of the month (prior to the Normal Retirement Age) coinciding with or following the date upon which a Participant attains the age of fifty-five (55) years and has completed at least 6 Years of Service. A Participant shall become fully vested upon satisfying this requirement if still employed at his or her Early Retirement Age.

19. Section 2.33(a) of the K & B Plan is amended to read as follows:

2.33     Years of Service.

(a) (1) For purposes of determining eligibility, Year of Service means an Eligibility Computation Period during which an Employee is credited with one thousand (1,000) or more Hours of Service (whether or not continuous), except as otherwise provided in this Section.

(2) For purposes of determining vesting, Year of Service means:

(i) Periods of Service. A Period of Service is the aggregate of all periods commencing with the Employee's first day of employment or reemployment with the Company and ending on the date a 1-Year Break in Service begins. The first day of employment or reemployment is the first day the Employee performs an Hour of Service. An Employee will also receive partial credit for any Period of Severance if less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days. A 1-Year Break in Service means a Period of Severance of at least 12 consecutive months. A Period of Severance means a continuous period of time during which the Employee is not employed by the Company. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from service. In the case of an individual who is absent from work for maternity or paternity reasons, the 12 consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a 1-Year Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (I) by reason of the pregnancy of the individual, (II) by reason of the birth of a child of the individual, (III) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (IV) for purposes of caring for such child for a period beginning immediately following such birth or placement.

(ii) Notwithstanding paragraph (i) above, to the extent required under section 1.410(a)-7(g) of the Regulations, a Participant's total Years of Service for vesting shall not be less than the Years of Service calculated by adding (I) the number of Years of Service calculated through the end of the 1997 Plan Year under paragraph (iii) below, plus (II) for the 1998 Plan Year, the greater of (A) the Period of Service for the Participant calculated under paragraph (i) above or (B) the service taken into account under the method prescribed in paragraph (iii) below, plus (III) the Period of Service for Plan Years following 1998 calculated under paragraph (i) above. In addition, notwithstanding anything herein to the contrary, a Transferred K&B Employee (as defined in Appendix A to the Plan) who terminates service with the Company for any reason before becoming 100% vested in his Company Contributions shall receive credit for a Period of Service for purposes of vesting in his Company Contributions for the 12-month computation period in which he or she terminated, provided such Participant had completed five (5) months of service (counting all months in which a Participant completed one Hour of Service as a month of service) in such 12-month computation period.

(iii) For purposes of determining Years of Service for vesting purposes prior to January 1, 1998 and as required under paragraph (ii) above, Year of Service means a 12 consecutive month period ending on the last day of a Plan Year in which an Employee is credited with at least 1,000 Hours of Service. An Employee shall be credited with a Year of Service for vesting at such time as he or she is credited with 1,000 Hours of Service during such 12 consecutive month period.

20. New Section 5.5 to the K & B Plan is added to read as follows:

5.5      Directed Investment Account.

(a) Notwithstanding anything in the Plan to the contrary, Participants may, at any time, subject to a procedure established by the Committee (the Participant Direction Procedures) and applied in a uniform nondiscriminatory manner, direct the Trustee to invest all of their Accounts in specific assets, specific funds or other investments permitted under the Plan and the Participant Direction Procedures or transfer such account balances, in whole or in part, at any time by notifying the Committee, among such investments as permitted under the Plan and the Participant Direction Procedures. Such allocations and transfers may be made in any integral percentage from 0% to 100%. That portion of the interest of any Participant so directing will thereupon be considered a Participant's "Directed Account."

(b) As of each Valuation Date, all Participant Directed Accounts shall be charged or credited with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in the market value using publicly listed fair market values when available or appropriate.

(1) To the extent that the assets in a Participant's Directed Account are accounted for as pooled assets or investments, the allocation of earnings, gains and losses of each Participant's Directed Account shall be based upon the total amount of funds so invested, in a manner proportionate to the Participant's share of such pooled investment.

(2) To the extent that the assets in the Participant's Directed Account are accounted for as segregated assets, the allocation of earnings, gains and losses from such assets shall be made on a separate and distinct basis.

(c) The Participant Direction Procedures shall provide an explanation of the circumstances under which Participants and their Beneficiaries may give investment instructions, including, but need not be limited to, the following:

(1) the conveyance of instructions by the Participants and their Beneficiaries to invest Participant Directed Accounts in directed investments;

(2) the name, address and phone number of the Fiduciary (and, if applicable, the person or persons designated by the Fiduciary to act on its behalf) responsible for providing information to the Participant or a Beneficiary upon request relating to the directed investments;

(3) applicable restrictions on transfers to and from any Designated Investment Alternative;

(4) any restrictions on the exercise of voting, tender and similar rights related to a directed investment by the Participants or their Beneficiaries;

(5) a description of any transaction fees and expenses which affect the balances in Participant Directed Accounts in connection with the purchase or sale of directed investments; and

(6) general procedures for the

dissemination of investment and other information relating to the Designated Investment Alternatives as deemed necessary or appropriate, including but not limited to a description of the following:

(i) the investment vehicles available under the Plan, including specific information regarding any Designated Investment Alternative;

(ii) any designated Investment Managers; and

(iii) a description of the additional information which may be obtained upon request from the Fiduciary designated to provide such information.

(d) Any information regarding investments available under the Plan, to the extent not required to be described in the Participant Direction Procedures, may be provided to the Participant in one or more written documents which are separate from the Participant Direction Procedures and are not thereby incorporated by reference into this Plan.

(e) The Committee, may, at its discretion, include in or exclude by amendment or other action from the Participant Direction Procedures such instructions, guidelines or policies as it deems necessary or appropriate to ensure proper administration of the Plan, and may interpret the same accordingly.

(f) For purposes of this Section 5.5, the term "Designated Investment Alternative" means a specific investment identified by name by a Fiduciary as an available investment under the Plan which may be acquired or disposed of by the Trustee pursuant to the investment direction of the Participant. In addition, for purposes of this section, the term "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets,
(b) acknowledges fiduciary responsibility to the Plan in writing, and (c) is a person, firm, or corporation registered as an investment advisor under the Investment Advisors Act of 1940, a bank, or an insurance company.

21. New Section 6.1A to the K & B Plan is added to read as follows:

6.1A Early Retirement. Upon a Participant's attainment of Early Retirement Age, the entire amount credited to his or her Account as of the last preceding or coinciding Valuation Date shall become vested and nonforfeitable, provided that he or she is still employed on such date. Subject to section 6.2, the Committee shall direct the Trustees to distribute to such Participant the amount credited to such Participant's Account in accordance with the provisions of ARTICLE VIIA or VIIB, whichever is applicable.

22. Section 6.5(a) of the K & B Plan is amended by replacing the phrase "after Normal Retirement Age" with the phrase "after Normal or Early Retirement Age".

23. Section 6.5(c)(2) of the K & B Plan is amended by deleting the phrase ", credited in Vesting Computation Periods,".

24. Section 7.1A(b) of the of the K & B Plan is amended by inserting the following phrase to the end thereof (immediately preceding the "."):

or is treated as such a Participant, pursuant to Section 7.2B(a)(3).

25. Section 7.3A(a) of the of the K & B Plan is amended by replacing the phrase "one of the methods" with the phrase "one or more of the methods," and amending paragraph (3) to read as follows:

(3) payments over a period certain or in specified dollar amounts in monthly, quarterly, semiannual, or annual cash installments. The period over which such payment is to be made shall not extend beyond the Participant's life expectancy, or if the Participant's spouse is living when payments begin, the joint and last survivor life expectancy of the Participant and the Participant's spouse. Any payments made after the Participant's death shall be paid to the Participant's Beneficiary; or

26. Section 7.2B(a) of the of the K & B Plan is amended: (i) by replacing the phrase "one of the methods" with the phrase "one or more of the methods"; (ii) by replacing "; and" with the punctuation mark ";" at the end of paragraph
(1); (iii) by replacing the punctuation mark "." at the end of paragraph (2) with "; and"; and (iv) by adding to the end thereof the following new paragraph (3):

(3) purchase or provision of an annuity. However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary). If an annuity is selected, the Participant shall be treated as if he or she became a Participant before January 1, 1988 in accordance with ARTICLE VIIA.

27. Section 9.2(a) of the of the K & B Plan is amended by adding the following sentence immediately following the first sentence:

In addition, a Participant may withdraw the portion of his or her Account attributable to vested Company Contributions.

28. Section 9.3 of the of the K & B Plan is amended in its entirety to read as follows:

(a) A Participant who has experienced a hardship, as described in this Section, may withdraw from his or her Payroll Reduction Contribution subaccount (under section 5.1(b)) amounts attributable to Payroll Reduction Contributions (adjusted for net losses, if any). Withdrawal under this section shall be authorized if the distribution is on account of:

(1) expenses for medical care described in Code section 213(d) previously incurred by the Participant, his spouse, or any of his dependents (as defined in Code section 152) or necessary for these persons to obtain medical care;

(2) the costs directly related to the purchase or substantial rehabilitation of a principal residence for the Participant (excluding mortgage payments);

(3) payments of tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, his spouse, children, or dependents; or

(4) such other circumstances as the Committee may determine within the intent of this Section.

(b) No distribution shall be made pursuant to this section unless the Committee determines a financial need on behalf of the Participant based upon all relevant facts and circumstances.

(c) In the event of such hardship withdrawal, the Participant may continue his participation in the Plan without interruption.

29. Section 12.5(c) of the K & B Plan is amended by inserting the phrase ", except as otherwise provided in Section 5.5 of the Plan" at the end thereof.

30. New Article XVII to the K & B Plan is added, effective as of January 1, 1998, to read as follows:

                                 ARTICLE XVII

                        DISCONTINUANCE OF CONTRIBUTIONS

Notwithstanding any other Plan provision to the contrary, effective as of January 1, 1998, all contributions under the Plan shall cease.

31. New Article XVIII is added to the K & B Plan to read as follows:

                                 ARTICLE XVIII

                                     LOANS

(a) The Trustee may, in the Trustee's discretion, make loans to Participants under the following circumstances: (1) loans shall be made available to all Participants on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants; (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; (5) shall provide for repayment over a reasonable period of time; (6) only three (3) outstanding loans are permitted for each Participant at a given time; and (7) loans may not be made from the Participant's Account attributable to Company Contributions.

(b) Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Participant) shall be limited to the lesser of:

(1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

(2) one-half (1/2) of the present value of the non-forfeitable accrued benefit of the Participant under the Plan.

For purposes of this limit, all plans of the Employer shall be considered one plan.

(c) Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five (5) years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five (5) years. For this purpose, a principal residence has the same meaning as a principal residence under Code
Section 1034.

(d) Any loans granted or renewed shall be made pursuant to a Participant loan program. Such loan program shall be established in writing and must include, but need not be limited to, the following:

(1) the identity of the person or positions authorized to administer the Participant loan program;

(2) a procedure for applying for loans;

(3) the basis on which loans will be approved or denied;

(4) limitations, if any, on the types and amounts of loans offered;

(5) the procedure under the program for determining a reasonable rate of interest;

(6) the types of collateral which may secure a Participant loan; and

(7) the events constituting default and the steps that will be taken to preserve Plan assets.

Such Participant loan program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan. Furthermore, such Participant loan program may be modified or amended in writing from time to time without the necessity of amending this Section.

III. The Harco, Inc. 401(k) Plan (the "Harco Plan")

The Harco Plan is amended, effective February 1, 1998 (unless otherwise indicated), as follows:

1. Section D13 of the Adoption Agreement to the Harco Plan is amended to read as follows:

D13 EARLY RETIREMENT DATE (Plan Section 1.13) means the:

a.    ( ) No Early Retirement provision.

b.    ( ) date on which a Participant . . .

c. (x) first day of the month coinciding with or next following the date on which a Participant . . .

d. ( ) Anniversary Date coinciding with or next following the date on which a Participant

.. . .

AND, if b, c or d was selected . . .

1.      (x)    attains his fifty-fifth (55) birthday and has
        (x)    completed at least six (6) Years of Service.

2. Section E14(b) of the Adoption Agreement to the Harco Plan is amended by checking box E14(b)(2) and by deleting the check in box E14(b)(1).

3. Section G1 of the Adoption Agreement to the Harco Plan is amended by checking box G1(a) and by deleting the check in box G1(b).

4. Section G6 of the Adoption Agreement to the Harco Plan is amended to read as follows:

G6     PRE-RETIREMENT DISTRIBUTION (Plan Section 6.10)

a. (x) If a Participant has reached the age of 59-1/2, distributions may be made, at the Participant's election, from any accounts which are 100% Vested without requiring the Participant to terminate employment.

b.    ( ) No pre-retirement distribution may be made.

5.    Section 1.75 of the Harco Plan is amended to read as follows:

1.75     "Years of Service" means

(a) (1) For purposes of determining eligibility, an Eligibility Computation Period during which an Employee is credited with one thousand (1,000) or more Hours of Service (whether or not continuous).

       (2) For purposes of determining vesting, Year of Service means:

(i) Periods of Service. A Period of Service is the aggregate of all periods commencing with the Employee's first day of employment or reemployment with the Employer or Affiliated

Employer and ending on the date a 1-Year Break in Service begins. The first day of employment or reemployment is the first day the Employee performs an Hour of Service. An Employee will also receive partial credit for any Period of Severance if less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days. A 1-Year Break in Service means a Period of Severance of at least 12 consecutive months. A Period of Severance means a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from service. In the case of an individual who is absent from work for maternity or paternity reasons, the 12 consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a 1-Year Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (I) by reason of the pregnancy of the individual, (II) by reason of the birth of a child of the individual, (III) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (IV) for purposes of caring for such child for a period beginning immediately following such birth or placement.

(ii) Notwithstanding paragraph (i) above, to the extent required under section 1.410(a)-7(g) of the Regulations, a Participant's total Years of Service for vesting shall not be less than the Years of Service calculated by adding (I) the number of Years of Service calculated through the end of the 1997 Plan Year under paragraph (iii) below, plus (II) for the 1998 Plan Year, the greater of (A) the Period of Service for the Participant calculated under paragraph (i) above or (B) the service taken into account under the method prescribed in paragraph (iii) below, plus (III) the Period of Service for Plan Years following 1998 calculated under paragraph (i) above. In addition, notwithstanding anything herein to the contrary, a Transferred Harco Employee (as defined in Appendix A to the Plan) who terminates service with the Employer for any reason before becoming 100% vested in his Non-Elective Contributions shall receive credit for a Period of Service for purposes of vesting in his Non-Elective Contributions for the 12-month computation period in which he or she terminated, provided such Participant had completed five
(5) months of service (counting all months in which a Participant completed one Hour of Service as a month of service) in such 12-month computation period.

(iii) For purposes of determining Years of Service for vesting purposes prior to January 1, 1998 and as required under paragraph (ii) above, Year of Service means a 12 consecutive month period ending on the last day of a Plan Year in which an Employee is credited with at least 1,000 Hours of Service. An Employee shall be credited with a Year of Service for vesting at such time as he or she is credited with 1,000 Hours of Service during such 12 consecutive month period.

(b) "Eligibility Computation Period" means the twelve (12) consecutive month period beginning with the day on which the Employee first performs an Hour of Service (employment commencement date) and each anniversary thereof. The computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. If one
(1) Year of Service or less is required as a condition of eligibility, then after the initial Eligibility Computation Period, the period shall shift to the current Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service. An Employee who is credited with 1,000 Hours of Service in both the initial Eligibility Computation Period and the first Plan Year which commences prior to the first anniversary of the Employee's initial Eligibility Computation Period will be credited with two Years of Service for purposes of eligibility to participate.

1-Year Breaks in Service are measured using the same computation period in determining Years of Service for eligibility or vesting, as the case may be.

(c) Years of Service with any predecessor Employer which maintained this Plan shall be recognized. Years of Service with any other predecessor Employer shall be recognized as specified in the Adoption Agreement. Years of Service with any Affiliated Employer shall be recognized.

6. Section 4.6(d) of the Harco Plan is amended by inserting the following sentence immediately after the first sentence:

Notwithstanding the foregoing, a Participant may, at any time, elect to withdraw all or any of the portion of his account attributable to the Participant's Rollover Contributions.

7. Section 6.6(g)(1) of the Harco Plan is amended by replacing the phrase "either of" with the phrase "one or more of".

8. Section 7.4(a) of the Harco Plan is amended by replacing the phrase "Participants and Beneficiaries" with the term "Participants", by replacing the phrase "; and" with the punctuation mark ";", by replacing the punctuation mark "." with the punctuation mark ";", and by inserting the following phrase at the end thereof:

(6) only three outstanding loans are permitted for each Participant at a given time; and (7) loans may not be made from the Participant's Account attributable to Employer Non-Elective Contributions made pursuant to Section E3 of the Adoption Agreement to the Plan and Section 11.1(b) of the Plan (Employer matching contributions).

9. Section 11.8 of the Harco Plan is amended be replacing (a)(1) through
(a)(4), (b), and (c) with the following:

(1) Expenses for medical care described in Code Section 213(d) previously incurred by the Participant, his spouse, or any of his dependents (as defined in Code Section 152) or necessary for these persons to obtain medical care;

(2) The costs directly related to the purchase or substantial rehabilitation of a principal residence for the Participant (excluding mortgage payments);

(3) Payments of tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, his spouse, children, or dependents; or

(4) Such other circumstances as the Administrator may determine within the intent of this Section.

(b) No distribution shall be made pursuant to this Section unless the Administrator determines a financial need on behalf of the Participant based upon all relevant facts and circumstances and unless the Participant's account is fully vested.

(c) In the event of such hardship withdrawal, the Participant may continue his participation in the Plan without interruption.